Filed Pursuant to Rule 424(b)(5)
Registration No. 333-295600

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities offered hereby in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED AUGUST 10, 2026

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 6, 2026)

MPLX LP

$     % Senior Notes due

$     % Senior Notes due

$     % Senior Notes due

MPLX LP is offering $    aggregate principal amount of  % Senior Notes due    , which we refer to as the “    notes,” $    aggregate principal amount of  % Senior Notes due    , which we refer to as the “    notes,” and $    aggregate principal amount of  % Senior Notes due    , which we refer to as the “    notes.” We collectively refer to the     notes, the     notes and the     notes as the “notes.”

We will pay interest on the notes semi-annually in arrears on     and     of each year they are outstanding, commencing on    , 2027. Interest on the notes will be paid to holders of record of the notes as of the close of business on the     and     immediately preceding the respective interest payment date.

We have the option to redeem some or all of the notes of any series at any time and from time to time, as described under the heading “Description of the Notes—Optional Redemption.”

The notes will be unsecured and unsubordinated obligations of MPLX LP and will rank equally with all of MPLX LP’s other existing and future unsecured and unsubordinated indebtedness from time to time outstanding, but will be effectively junior to MPLX LP’s secured indebtedness, if any, to the extent of the value of the relevant collateral. The notes will not be the obligation of any of MPLX LP’s subsidiaries and will be structurally subordinated to all indebtedness and other obligations of MPLX LP’s subsidiaries.

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.

Investing in the notes involves risks. You should carefully consider the Risk Factors beginning on page S-5 of this prospectus supplement and in the accompanying prospectus.

	Per Note		Total	Per Note		Total	Per Note		Total
Public Offering Price(1)		%	$		%	$		%	$
Underwriting Discount
Proceeds (Before Expenses)(1)

(1)	Plus accrued interest, if any, from August , 2026 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes offered hereby in book-entry form will be made only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank, SA/NV and Clearstream Banking, société anonyme, on or about    , 2026, which is the     business day following the date of the pricing of the notes (such settlement cycle being referred to as “T+ ”). See “Underwriting (Conflicts of Interest).”

Joint Book-Running Managers

TD Securities	Goldman Sachs & Co. LLC

J.P. Morgan	SMBC Nikko	Wells Fargo Securities

The date of this prospectus supplement is    , 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two parts. The first part is this prospectus supplement which describes the specific terms of this offering and adds to, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides general information, some of which may not apply to this offering. This prospectus supplement should be read in conjunction with the accompanying prospectus. To the extent the information contained in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus, or in any free writing prospectus that we may provide to you. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making offers to sell the notes in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, or any document incorporated by reference is accurate as of any date other than the date on the cover page of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Except as otherwise indicated, references in this prospectus supplement to “MPLX,” the “Partnership,” “we,” “us” and “our” refer to MPLX LP and its consolidated subsidiaries. References to “MPLX LP” refer to MPLX LP but not its subsidiaries. References to “ANDX” refer to our wholly owned subsidiary Andeavor Logistics LLC and its subsidiaries. References to “MPC” refer to Marathon Petroleum Corporation and its consolidated subsidiaries, excluding MPLX LP and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” We file annual, quarterly and current reports and other information with the Securities and Exchange Commission, which we refer to as the “SEC.” The SEC maintains an Internet site that contains information MPLX has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about MPLX at our website at http://www.mplx.com. We do not intend for information contained on, or accessible through, the SEC’s website or our website to be part of this prospectus supplement or the accompanying prospectus, other than documents that we file with the SEC that are specifically incorporated by reference in this prospectus supplement or the accompanying prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in the prospectus supplement or accompanying prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information we incorporate by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

S-i

We incorporate by reference the following documents into this prospectus supplement (excluding any information deemed to be furnished and not filed with the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on February 26, 2026); and

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 (filed with the SEC on May 5, 2026 and August 4, 2026, respectively); and

•

our Current Reports on Form 8-K filed with the SEC on February 12, 2026, March  18, 2026, and April 13, 2026 (in each case, excluding information, if any, under Item 2.02, Item 7.01 or, to the extent related to Item 2.02 or Item 7.01, Item 9.01).

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information deemed to be furnished and not filed with the SEC) until the termination of this offering. We do not and will not, however, incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02, Item 7.01 or, to the extent related to Item 2.02 or Item 7.01, Item 9.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such current reports.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning MPLX at the following address or telephone number:

MPLX LP

200 E. Hardin Street

Findlay, Ohio 45840

Attention: Investor Relations

Telephone: (419) 422-2121

S-ii

DISCLOSURES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, includes forward-looking statements that are subject to risks, contingencies or uncertainties. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference.

Forward-looking statements include, among other things, statements regarding:

•	future financial and operating results;

•	environmental, social and governance, which we refer to as “ESG”, plans and goals, including those related to greenhouse gas emissions and intensity, biodiversity, inclusion and ESG reporting;

•	future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses;

•	the success or timing of completion of ongoing or anticipated capital or maintenance projects;

•	business strategies, growth opportunities and expected investments, including plans to grow stable cash flows, lower costs and return capital to unitholders;

•	the timing and amount of future distributions or unit repurchases; and

•	the anticipated effects of actions of third parties such as competitors, activist investors, federal, foreign, state or local regulatory authorities, or plaintiffs in litigation.

Our forward-looking statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that we cannot predict. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Material differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, including the following:

•

general economic, political or regulatory developments, including tariffs, inflation, interest rates, government shutdowns, changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids, such as ethane, propane, butanes and natural gasoline, which we refer to as “NGLs,” renewable diesel and other renewable fuels or taxation, including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act;

•	the ability of MPC to achieve its strategic objectives and the effects of those strategic decisions on us;

•	further impairments;

•	negative capital market conditions, including an increase of the current yield on common units;

S-iii

•	the ability to achieve strategic and financial objectives, including with respect to distribution coverage, future distribution levels, proposed projects and completed transactions;

•

the success of MPC’s portfolio optimization, including the ability to complete any divestitures on commercially reasonable terms and/or within the expected timeframe, if at all, and the effects of any such divestitures on our business, financial condition, results of operations and cash flows;

•	consumer demand for refined products, natural gas, renewable diesel and other renewable fuels and NGLs;

•

the adequacy of capital resources and liquidity, including the availability of sufficient cash flow to pay distributions and access to debt on commercially reasonable terms, and the ability to successfully execute business plans, growth strategies and self-funding models;

•	the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products or renewable diesel and other renewable fuels;

•	increased commodity price volatility and supply disruptions due to the U.S.-Iran conflict and market reactions thereto;

•

volatility in or degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and Ukraine, tariffs, inflation, or rising interest rates;

•	changes to the expected construction costs and timing of projects and planned investments, and the ability to obtain regulatory and other approvals with respect thereto;

•	the inability or failure of our joint venture partners to fund their share of operations and capital investments;

•	the financing and distribution decisions of joint ventures we do not control;

•	the availability of desirable strategic alternatives to optimize portfolio assets and our ability to obtain regulatory and other approvals with respect thereto;

•	completion of midstream infrastructure by competitors;

•	disruptions due to equipment interruption or failure, including electrical shortages and power grid failures;

•	the suspension, reduction or termination of MPC’s obligations under MPLX’s commercial agreements;

•	modifications to financial policies, capital budgets, and earnings and distributions;

•	the ability to manage disruptions in credit markets or changes to credit ratings;

•	our ability to comply with federal and state environmental, economic, health and safety, energy and other policies and regulations or enforcement actions initiated thereunder;

•	adverse results in litigation;

•	the effect of restructuring or reorganization of business components;

S-iv

•	the potential effects of changes in tariff rates on our business, financial condition, results of operations and cash flows;

•	foreign imports and exports of crude oil, refined products, natural gas and NGLs;

•

the establishment or increase of tariffs on goods, including crude oil and other feedstocks imported into the United States, other trade protection measures or restrictions or retaliatory actions from foreign governments;

•

changes in producer customers’ drilling plans or in volumes of throughput of crude oil, natural gas, NGLs, refined products, other hydrocarbon-based products or renewable diesel and other renewable fuels;

•

changes in the cost or availability of third-party vessels, pipelines, railcars and other means of transportation for crude oil, natural gas, NGLs, feedstocks, refined products or renewable diesel and other renewable fuels;

•	the price, availability and acceptance of alternative fuels and alternative-fuel vehicles and laws mandating such fuels or vehicles;

•

actions taken by our competitors, including pricing adjustments and the expansion and retirement of pipeline capacity, processing, fractionation and treating facilities in response to market conditions;

•	expectations regarding joint venture arrangements and other acquisitions or divestitures of assets;

•	midstream and refining industry overcapacity or undercapacity;

•

industrial incidents or other unscheduled shutdowns affecting our machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers;

•

acts of war, terrorism or civil unrest that could impair our ability to gather, process, fractionate or transport crude oil, natural gas, NGLs, refined products or renewable diesel and other renewable fuels;

•	labor and material shortages;

•

the ability to realize expected returns or other benefits on anticipated or ongoing projects or planned or recently completed acquisitions or other transactions, including the recently completed acquisitions of Northwind Delaware Holdings LLC and BANGL, LLC;

•

the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframe, if at all;

•

political pressure and influence of environmental groups and other stakeholders that are adverse to the production, gathering, refining, processing, fractionation, transportation and marketing of crude oil or other feedstocks, refined products, natural gas, NGLs, other hydrocarbon-based products or renewable diesel and other renewable fuels;

•

the imposition of windfall profit taxes, maximum margin penalties, minimum inventory requirements or refinery maintenance and turnaround supply plans on companies operating in the energy industry in California or other jurisdictions;

S-v

•	compliance costs and uncertainty associated with cap and invest programs or similar arrangements or programs in California or other jurisdictions;

•	our ability to successfully implement our sustainable energy strategy and principles and achieve our ESG plans and goals within the expected timeframe, if at all; and

•

the other factors described under the caption “Risk Factors” or “Disclosures Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025, as may be amended or supplemented in subsequent filings with the SEC that are incorporated by reference into this prospectus.

We do not undertake any obligation to update the forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus, unless we are required by applicable securities laws to do so.

S-vi

SUMMARY

The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the documents we have incorporated by reference and in the indenture governing the notes, which we refer to as the “indenture,” as described under “Description of the Notes.” Because this is a summary, it does not contain all the information that may be important to you. We urge you to read this entire prospectus supplement and the accompanying prospectus as well as the other documents incorporated by reference, carefully, including the “Risk Factors” sections and our consolidated financial statements and the related notes.

Partnership Information

We are a diversified, large-cap master limited partnership formed by MPC in 2012 (as our sponsor) that owns and operates midstream energy infrastructure and logistics assets and provides fuels distribution services. Our assets include a network of crude oil and refined product pipelines; an inland marine business; light-product, asphalt, heavy oil and marine terminals; storage caverns; refinery tanks, docks, loading racks, and associated piping; crude oil and natural gas gathering systems and pipelines; as well as natural gas and NGL treating, processing and fractionation facilities. Our assets are positioned throughout the United States.

The business consists of two segments based on the product-based value chain each supports: Crude Oil and Products Logistics and Natural Gas and NGL Services. The Crude Oil and Products Logistics segment primarily engages in the gathering, transportation, storage and distribution of crude oil, refined products, other hydrocarbon-based products, and renewables. The Crude Oil and Products Logistics segment also includes the operation of our refining logistics, fuels distribution and inland marine businesses, terminals, rail facilities and storage caverns. The Natural Gas and NGL Services segment provides wellhead to market services including gathering, treating, processing and transportation of natural gas and NGLs.

Our principal executive offices are located at 200 E. Hardin Street, Findlay, Ohio 45840, and our telephone number at that location is (419) 422-2121.

Strategic Relationship to MPC

We continue to have a strategic relationship with MPC, which is a large source of our revenues. We have executed numerous long-term, fee-based agreements with minimum volume commitments with MPC which provide us with a stable and predictable revenue stream and source of cash flows. MPC will continue to be an important source of our revenues and cash flows for the foreseeable future. MPC controls MPLX through its ownership of 100% of the membership interests of MPLX GP LLC, MPLX’s general partner, which we refer to as the “MPLX General Partner.” In addition, as of June 30, 2026, MPC owned approximately 64% of our outstanding common units.

The Offering

Issuer	MPLX LP, a Delaware limited partnership.

Securities Offered	$ aggregate principal amount of notes, consisting of $ principal amount of % Senior Notes due , $ principal amount of % Senior Notes due and $ principal amount of % Senior Notes due .

Maturity Dates	The notes will mature on , , the notes will mature on , and the notes will mature on , .

Interest Payment Dates	We will pay interest on the notes semi-annually in arrears on and of each year the notes are outstanding, commencing on , 2027. Interest on the notes will be paid to holders of record of the notes as of the close of business on the and immediately preceding the respective interest payment date.

Interest Rates	The notes will bear interest at % per year, the notes will bear interest at % per year and the notes will bear interest at % per year.

Optional Redemption	We may redeem the notes of any series at our option, in whole at any time, or in part, from time to time, at the applicable redemption price described herein under the caption “Description of the Notes—Optional Redemption.”

Ranking	The notes will be senior unsecured and unsubordinated obligations of MPLX LP and will rank equally with all other existing and future senior unsecured and unsubordinated indebtedness of MPLX LP, including all other unsubordinated notes issued under the indenture from time to time outstanding. The notes will be effectively junior to secured indebtedness, if any, to the extent of the value of the relevant collateral and will be effectively subordinated to all indebtedness and other obligations of MPLX LP’s subsidiaries. The notes will be exclusively the obligation of MPLX LP, and not the obligation of any of its subsidiaries. MPLX LP’s rights and the rights of any holder of notes (or other of our creditors) to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. See “Description of the Notes—Ranking.”

Certain Covenants

The indenture includes covenants that will, among other things, limit our ability and the ability of our subsidiaries to create or permit to exist mortgages and other liens with respect to principal properties, enter into sale and leaseback transactions with respect to principal properties and merge or consolidate with any other entity or sell or convey all or substantially all of our assets, and will require us to provide certain information to the trustee (as defined below) and holders of the notes. These covenants will be subject to a number of important qualifications and limitations. See “Description of the Notes—Certain Covenants.”

Future Issuances	The notes will be limited initially to $ aggregate principal amount, the notes will be limited initially to $ aggregate principal amount and the notes will be limited initially to $ aggregate principal amount. We may, however, “re-open” each series of notes and issue an unlimited aggregate principal amount of additional notes of that series without the consent of the holders of the applicable notes.

Form and Denomination	The notes of each series will initially be represented by one or more fully registered global notes, which we refer to collectively as the “global notes,” deposited with, or on behalf of, The Depository Trust Company, which we refer to as “DTC,” or its nominee. The notes of each series will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. See “Description of the Notes—Book-Entry; Delivery and Form.”

Use of Proceeds	We expect to receive net proceeds, after deducting underwriting discounts and estimated offering expenses, of approximately $ million from this offering. We intend to use the net proceeds from this offering to redeem, repay or otherwise extinguish MPLX’s outstanding $1,250 million aggregate principal amount of 4.125% senior notes due March 2027 and intend to use the remaining net proceeds, if any, for general partnership purposes, which may include capital expenditures and working capital. See “Use of Proceeds.”

Conflicts of Interest	Certain of the underwriters or their affiliates may hold certain of the notes that are being redeemed, repaid or otherwise extinguished and may receive at least 5% of the net proceeds from this offering. If an underwriter or its affiliates receive at least 5% of the net proceeds from this offering, that would constitute a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Consequently, this offering will be conducted in accordance with the requirements of FINRA Rule 5121. See “Use of Proceeds” and “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

No Listing of the Notes	We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.

Governing Law	The notes will be, and the indenture is, governed by the laws of the State of New York.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	See “Risk Factors” and other information in this prospectus supplement and the accompanying prospectus for a discussion of factors that should be carefully considered before investing in the notes.

RISK FACTORS

An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your financial and legal advisors, you should carefully consider the following risk factors regarding the notes and this offering, as well as the risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2025 under the heading “Risk Factors,” as may be amended or supplemented in subsequent filings with the SEC that are incorporated by reference into this prospectus. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that are not yet identified or known by us may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Relating to this Offering and the Notes

Our existing and future debt may limit cash flow available to invest in the ongoing needs of our business and could prevent us from fulfilling our obligations under our outstanding debt, including the notes.

We have significant debt obligations, which totaled $26,005 million as of June 30, 2026 (including finance lease obligations and without regard to unamortized issue costs and discounts). On an as adjusted basis, giving effect to the issuance of the notes in this offering and the use of proceeds as described under the headings “Use of Proceeds” and “Capitalization,” MPLX LP’s consolidated indebtedness, as of June 30, 2026, would have been approximately $    million (including finance lease obligations and without regard to unamortized issue costs and discounts). See “Use of Proceeds” and “Capitalization.”

We may incur significant debt obligations in the future. Our existing and future indebtedness may impose various restrictions and covenants on us that could have, or the incurrence of such debt could otherwise result in, material adverse consequences, including:

•

We may have difficulties obtaining additional financing for working capital, capital expenditures, acquisitions or general business purposes on favorable terms, if at all, or our cost of borrowing may increase.

•

We may be at a competitive disadvantage compared to our competitors who have proportionately less debt, or we may be more vulnerable to, and have limited flexibility to respond to, competitive pressures or a downturn in our business or the economy generally.

•

If our operating results are not sufficient to service our indebtedness, we may be required to reduce our distributions, reduce or delay our business activities, investments or capital expenditures, sell assets or issue equity, which could materially and adversely affect our financial condition, results of operations, cash flows and ability to make distributions to unitholders, as well as the trading price of our common units.

•

The operating and financial restrictions and covenants in the MPLX Revolving Credit Facility and any future financing agreements could restrict our ability to finance our operations or capital needs or to expand or pursue our business activities, which may, in turn, limit our ability to make distributions to our unitholders. Our ability to comply with these covenants may be impaired from time to time if the fluctuations in our working capital needs are not consistent with the timing for our receipt of funds from our operations.

•

If we fail to comply with our debt obligations and an event of default occurs, our lenders could declare the outstanding principal of that debt, together with accrued interest, to be immediately due and payable, which may trigger defaults under our other debt instruments or other contracts. In addition, our assets may be insufficient to repay such debt in full, and the holders of our units could experience a partial or total loss of their investment.

Changes in our credit ratings may adversely affect the value of the notes.

The ratings assigned to the notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes.

The indenture does not restrict the amount of additional debt that we and our subsidiaries may incur and our credit agreements permit us and our subsidiaries to incur substantial additional unsecured debt.

The notes and the indenture will not place any limitation on the amount of unsecured debt that we or our subsidiaries may incur and the MPLX Revolving Credit Facility and the MPC Intercompany Loan Agreement permit us and our subsidiaries to incur substantial additional unsecured debt. Our incurrence of additional debt, and the incurrence of additional debt by any of our subsidiaries, may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of the notes and a risk that the credit ratings of the notes are downgraded or withdrawn.

The terms of the notes do not require us to offer to repurchase the notes upon a “change of control” transaction.

The terms of the notes do not require us to offer to repurchase the notes upon a “change of control” transaction. Accordingly, holders will not have the right to require us to repurchase the notes if we enter into one or more transactions that results in a change of control. Certain of our other existing and future debt obligations may contain provisions that provide for mandatory redemption rights or the acceleration of payment upon the occurrence of a change of control.

MPLX LP is a holding company and depends on dividends and other distributions from our subsidiaries.

MPLX LP is a holding company with limited direct operations. Its principal assets are the equity interests that it holds in its subsidiaries. As a result, it depends on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its financial obligations, including the payment of principal and interest on its outstanding indebtedness. MPLX LP’s subsidiaries are legally distinct from MPLX LP and generally have no obligation to pay amounts due on MPLX LP’s indebtedness or to make funds available for such payment. In addition, certain of MPLX LP’s subsidiaries have existing debt obligations and are permitted under the terms of the indenture governing the notes to incur additional indebtedness or enter into other agreements that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to MPLX LP. To the extent that any of MPLX LP’s subsidiaries, including ANDX, has indebtedness outstanding, the notes will be structurally subordinated to such indebtedness. MPLX LP cannot assure you that the agreements governing the current and future indebtedness of its subsidiaries will permit its subsidiaries to provide MPLX LP with sufficient dividends, distributions or loans to fund payments on the notes when due.

None of our properties has been determined to be a principal property under the indenture.

The indenture includes covenants that, among other things, limit our ability to create or permit to exist mortgages and other liens and enter into sale and leaseback transactions with respect to principal properties unless the notes are secured on an equal and ratable basis. However, the Board of Directors of the MPLX General Partner has the discretion to determine whether any property is a principal property and, as of the date of this prospectus supplement, the Board of Directors has not determined that any of our properties is a principal property under the indenture.

An increase in market interest rates and fluctuating market conditions could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase any of the notes and market interest rates increase, the market values of such notes may decline. The condition of the financial markets and prevailing interest rates have fluctuated in recent years and are likely to fluctuate in the future, which may adversely affect the market value of the notes. We cannot predict future changes in these factors.

Active trading markets for the notes may not develop.

Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell the notes. Further, there can be no assurance as to the liquidity of any market that may develop for such notes, your ability to sell such notes or the price at which you will be able to sell such notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the terms providing for redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time without notice.

We may choose to redeem any series of the notes prior to maturity.

We may redeem some or all of the notes of any series at any time. See “Description of the Notes—Optional Redemption.” If market interest rates at the time of redemption are lower than the interest rates payable on the notes redeemed, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

USE OF PROCEEDS

We expect to receive net proceeds, after deducting underwriting discounts and estimated offering expenses payable by us, of approximately $    million from this offering. We intend to use the net proceeds from this offering to repay, redeem or otherwise extinguish MPLX’s outstanding $1,250 million aggregate principal amount of 4.125% senior notes due March 2027 and intend to use the remaining net proceeds, if any, for general partnership purposes, which may include capital expenditures and working capital. Pending final use, we may invest the proceeds in short-term marketable securities or other investments.

Certain of the underwriters or their affiliates may hold certain of the notes that are being repaid, redeemed or otherwise extinguished and may receive at least 5% of the net proceeds of this offering. Accordingly, this offering is being made in compliance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026 (1) on a historical basis and (2) on an adjusted basis to give effect to this offering and the use of net proceeds as described herein.

You should read this table in conjunction with the other information included and incorporated by reference herein, including our consolidated financial statements, the related notes and other financial information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2026 (dollars in millions)
	Actual	As Adjusted (unaudited)(a)
Cash and cash equivalents (b)	$1,031	$

Debt
MPLX LP:
MPLX Revolving Credit Facility due 2027	0		0
4.125% senior notes due March 2027(c)	1,250		—
4.250% senior notes due December 2027(c)	732		732
4.000% senior notes due March 2028(c)	1,250		1,250
4.800% senior notes due February 2029(c)	750		750
2.650% senior notes due August 2030(c)	1,500		1,500
4.800% senior noted due February 2031(c)	1,250		1,250
4.950% senior notes due September 2032(c)	1,000		1,000
5.000% senior notes due January 2033(c)	750		750
5.000% senior notes due March 2033(c)	1,100		1,100
5.500% senior notes due June 2034(c)	1,650		1,650
5.400% senior notes due April 2035(c)	1,000		1,000
5.400% senior notes due September 2035(c)	1,500		1,500
5.300% senior notes due April 2036(c)	1,000		1,000
4.500% senior notes due April 2038(c)	1,750		1,750
5.200% senior notes due March 2047(c)	1,000		1,000
5.200% senior notes due December 2047(c)	487		487
4.700% senior notes due April 2048(c)	1,500		1,500
5.500% senior notes due February 2049(c)	1,500		1,500
4.950% senior notes due March 2052(c)	1,500		1,500
5.650% senior notes due March 2053(c)	500		500
5.950% senior notes due April 2055(c)	1,000		1,000
6.200% senior notes due September 2055(c)	1,000		1,000
6.100% senior notes due April 2056(c)	500		500
4.900% senior notes due April 2058(c)	500		500
% senior notes offered hereby due (c)	—
% senior notes offered hereby due (c)	—
% senior notes offered hereby due (c)	—
Consolidated subsidiaries:
ANDX 4.250%-5.200% senior notes due 2027-2047(c)	31		31
Financing lease obligations	5		5

Total debt	26,005

Equity
Common unitholders–public	9,281		9,281
Common unitholders–MPC	4,741		4,741

	As of June 30, 2026 (dollars in millions)
	Actual	As Adjusted (unaudited)(a)
Accumulated other comprehensive income (loss)	5		5
Noncontrolling interests	225		225

Total equity	14,252		14,252

Total debt and total equity	$40,257	$

(a)

The “As Adjusted” column reflects net proceeds from this offering remaining after using such net proceeds to repay, redeem or otherwise extinguish MPLX’s outstanding $1,250 million aggregate principal amount of 4.125% senior notes due March 2027. See “Use of Proceeds.”

(b)	Does not reflect quarterly distributions paid or to be paid after June 30, 2026, including a distribution of $1.0765 per unit to be paid on August 14, 2026.
(c)	Amounts represent the principal amount of notes without regard to unamortized discount or issuance costs.

DESCRIPTION OF OTHER INDEBTEDNESS

MPLX Revolving Credit Facility

On April 7, 2026, MPLX entered into a credit agreement, dated April 7, 2026, which we refer to as the “MPLX Credit Agreement,” providing for a five-year $2.5 billion unsecured revolving credit facility that matures on April 7, 2031, which we refer to as the “MPLX Revolving Credit Facility.” The MPLX Revolving Credit Facility includes letter of credit issuing capacity of up to $150.0 million (which may be increased to up to $200.0 million upon receipt of additional letter of credit issuing commitments thereunder) and swingline loan capacity of up to $150.0 million.

MPLX has an option under the MPLX Credit Agreement to increase the aggregate commitments under the MPLX Revolving Credit Facility by up to an additional $1.0 billion, subject to, among other conditions, the consent of the lenders whose commitments would be increased. In addition, MPLX may request up to two one-year extensions of the maturity date of the MPLX Credit Agreement subject to, among other conditions, the consent of lenders holding a majority of the commitments then outstanding, provided that the commitments of any non-consenting lenders will terminate on the then-effective maturity date.

Borrowings under the MPLX Revolving Credit Facility bear interest, at MPLX’s election, at either Term SOFR or the Alternate Base Rate (both as defined in the MPLX Credit Agreement), plus an applicable margin. MPLX is charged various fees and expenses in connection with the MPLX Revolving Credit Facility, including administrative agent fees, commitment fees on the unused portion of the commitments and fees with respect to issued and outstanding letters of credit. The applicable margins to the benchmark interest rates and the commitment fees payable under the MPLX Revolving Credit Facility fluctuate based on MPLX’s credit ratings in effect from time-to-time.

The MPLX Credit Agreement contains certain representations and warranties, affirmative and negative covenants and events of default that we consider to be usual and customary for an arrangement of this type, including a financial covenant that requires MPLX’s ratio of Consolidated Total Debt to Consolidated EBITDA (each as defined in the MPLX Credit Agreement) for the four prior fiscal quarters not to exceed 5.0 to 1.0 as of the last day of each fiscal quarter (or 5.5 to 1.0 for up to two fiscal quarters following certain acquisitions). Consolidated EBITDA is subject to adjustments for certain acquisitions completed and capital projects undertaken during the relevant period. The covenants also restrict, among other things, MPLX’s ability and/or the ability of certain of its subsidiaries to incur debt, create liens on assets and enter into transactions with affiliates.

As of June 30, 2026, MPLX was in compliance with the covenants contained in the MPLX Credit Agreement, and there were no borrowings and less than $1.0 million letters of credit outstanding under the MPLX Revolving Credit Facility.

MPC Intercompany Loan Agreement

On July 31, 2019, MPLX entered into an amended and restated loan agreement, dated as of July 31, 2019, as amended and as may be amended or amended and restated from time to time, which we refer to as the “MPC Intercompany Loan Agreement,” with MPC Investment LLC, a wholly owned subsidiary of MPC, which we refer to as “MPC Investment.” Under the terms of the MPC Intercompany Loan Agreement, MPC Investment may make loans to MPLX on a revolving basis, as requested by MPLX and as agreed to by MPC Investment in its discretion, of up to $1.5 billion in aggregate principal amount of all loans outstanding at any one time. Borrowings under the MPC Intercompany Loan Agreement bear interest at a rate equal to the sum of (i) the one-month Term SOFR rate adjusted upward by 0.10% plus (ii) 125.0 basis points or such lower premium that would be applicable to such borrowings under the MPLX Revolving Credit Facility. The MPC Intercompany Loan Agreement expires, and all outstanding borrowings, if any, thereunder are due and payable, on July 31,

2029, provided that MPC Investment may demand payment of all or any portion of the outstanding principal amount of the loans, together with all accrued and unpaid interest and other amounts (if any) payable under the MPC Intercompany Loan Agreement, at any time prior to the expiration date.

As of June 30, 2026, MPLX had no outstanding borrowings under the MPC Intercompany Loan Agreement.

MPLX Senior Notes

As of June 30, 2026, MPLX LP, excluding for this purpose its consolidated subsidiaries, had senior notes outstanding with an aggregate principal amount of $25,969 million with maturities ranging from 2027 to 2058. Such senior notes are direct, unsecured, unsubordinated obligations of MPLX LP. As such, they rank equally in right of payment with all of MPLX LP’s other unsecured, unsubordinated debt and are not guaranteed by any of MPLX LP’s subsidiaries.

Senior Notes Issued by Consolidated Subsidiaries

As of June 30, 2026, ANDX had an aggregate principal amount of $31 million of senior notes outstanding with maturities ranging from 2027 to 2047. The ANDX senior notes are non-recourse to MPLX LP and its subsidiaries other than ANDX, the general partner of ANDX and other subsidiaries, if any, of ANDX that are a co-issuer or guarantor of the ANDX senior notes.

DESCRIPTION OF THE NOTES

The notes will be issued under an indenture, dated as of February 12, 2015, as supplemented, between MPLX LP, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the “trustee,” as further supplemented by the thirty-eighth supplemental indenture, the thirty-ninth supplemental indenture and the fortieth supplemental indenture, each to be entered into between MPLX LP and the trustee, which we refer to together as the “indenture.” The following description is a summary of the material terms of the indenture and the notes and is intended to supplement, and to the extent inconsistent, to replace, the more general terms and provisions of the debt securities described in the accompanying prospectus, to which we refer you. You should read the indenture and the notes for more details regarding our obligations and your rights with respect to the notes. In this description of the notes references to “MPLX LP,” the “Company,” ”we” or “us” refer only to MPLX LP and not to any of its subsidiaries.

General

We are offering $    total aggregate principal amount of notes, consisting of $    aggregate principal amount of the     notes, $    aggregate principal amount of the     notes and $    aggregate principal amount of the     notes. The     notes will mature on    ,     and bear interest at the rate of  % per annum. The     notes will mature on    ,     and bear interest at the rate of  % per annum. The     notes will mature on    ,     and bear interest at the rate of  % per annum.

We will pay interest on the notes semi-annually in arrears on     and     of each year they are outstanding, commencing on    , 2027. Interest on the notes will be paid to holders of record of the notes as of the close of business on the     and     immediately preceding the respective interest payment date. Interest on each series of the notes will be paid on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, stated maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day and no interest will accrue for the period from and after such interest payment date, stated maturity date or redemption date. Interest will accrue from    , 2026 or from the most recent interest payment date to which interest has been paid or duly provided for.

Each series of the notes will be issued in fully registered form only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may, without the consent of the holders, increase the principal amount of each series of the notes in the future, on the same terms and conditions, other than the public offering price, issue date and, in some cases, original interest accrual date and initial interest payment date, and with the same CUSIP number as the applicable series of notes being offered by this prospectus supplement. We will not issue any such additional notes of a series unless the additional notes are fungible with the applicable series of the notes being offered hereby for U.S. federal income tax purposes. The applicable series of the notes and any such additional notes subsequently issued under the indenture will be treated as a single series or class for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.

The indenture does not limit the amount of debt that we may issue under the indenture, nor the amount of other unsecured debt or securities that we or any of our subsidiaries may issue. We may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

Other than the restrictions contained in the indenture on liens and sale/leaseback transactions described below under “—Certain Covenants,” the indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a “change of control” or highly leveraged transaction. In addition, the indenture does not limit our ability to guarantee any indebtedness of our subsidiaries or any other person.

Optional Redemption

Prior to the applicable Par Call Date (defined below), we may redeem each series of the notes at our option, in whole at any time, or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of notes to be redeemed discounted to the redemption date (assuming such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points with respect to the    notes,    basis points with respect to the    notes and    basis points with respect to the    notes less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the applicable series of notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, we may redeem each series of the notes, in whole, at any time, or in part, from time to time, at a redemption price equal to 100% of the principal amount of the applicable series of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, New York or any “Place of Payment,” which the indenture defines to mean the place or places, if any, in addition to or instead of the Corporate Trust Office of the trustee, where the principal of, and premium, if any, and interest on each series of notes will be payable, are authorized or obligated by law, regulation or executive order to close.

“Par Call Date” means    ,    in the case of the    notes,    ,    in the case of the    notes and    ,    in the case of the    notes.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life-and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the

Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date, H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the trustee of the redemption price promptly after the calculation thereof and the trustee shall not be responsible or liable for any calculation of the redemption price or of any component thereof, or for determining whether manifest error has occurred.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 but not more than 60 days before the redemption date to each holder of record of each series of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. Except in the case of global notes, a new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. In the case of the global notes, The Depository Trust Corporation, “DTC,” or its nominee, will determine the allocation of the redemption price among beneficial owners in such global note in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption. Notice of any redemption may, in our discretion, be subject to the satisfaction of one or more conditions precedent. If a redemption is subject to the satisfaction of one or more conditions precedent, we may delay the redemption date until such time as any or all such conditions shall be satisfied, and any related redemption notice may be rescinded, in which case such redemption shall not occur, in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Open Market Purchases

MPLX LP or any of its affiliates may at any time and from time to time purchase notes in the open market or otherwise.

Sinking Fund

There is no provision for a sinking fund for the notes.

Ranking

The notes will be senior unsecured and unsubordinated obligations of MPLX LP and will rank equally with all other existing and future senior unsecured and unsubordinated indebtedness of MPLX LP, including all other unsubordinated notes issued under the indenture from time to time outstanding. The notes will be effectively junior to MPLX LP’s secured indebtedness, if any, to the extent of the value of the relevant collateral. The notes will be exclusively the obligation of MPLX LP, and not the obligation of any of its subsidiaries, and will be effectively subordinated to all indebtedness and other obligations of MPLX LP’s subsidiaries.

MPLX LP is a holding company and derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, it depends on distributions of cash flow and earnings from its subsidiaries in order to meet its payment obligations under the notes and its other debt obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on such debt securities, including the notes, or to provide MPLX LP with funds for its payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the notes will be structurally subordinated to the liabilities of the issuer’s subsidiaries, including trade payables. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit the ability of such subsidiaries to make payments or other distributions to MPLX LP and such subsidiaries could agree to contractual restrictions on their ability to make distributions.

As of June 30, 2026, MPLX LP’s consolidated subsidiaries had approximately $36 million of indebtedness (including finance lease obligations and without regard to unamortized issue costs and discounts). On an as adjusted basis, giving effect to the issuance of the notes in this offering and the use of proceeds as described under the headings “Use of Proceeds” and “Capitalization,” MPLX LP’s consolidated subsidiaries, as of June 30, 2026, would have had approximately $36 million of indebtedness (including finance lease obligations and without regard to unamortized issue costs and discounts).

MPLX LP’s consolidated indebtedness, as of June 30, 2026, was approximately $26,005 million (including finance lease obligations and without regard to unamortized issue costs and discounts). On an as adjusted basis, giving effect to the issuance of the notes in this offering and the use of proceeds as described under the headings “Use of Proceeds” and “Capitalization,” MPLX LP’s consolidated indebtedness as of June 30, 2026, would have been approximately $    million (including finance lease obligations and without regard to unamortized issue costs and discounts). See “Use of Proceeds” and “Capitalization.”

Certain Covenants

Creation of Certain Liens

The indenture provides that if MPLX LP, or any subsidiary of MPLX LP, mortgages or encumbers as security for money borrowed any pipeline, terminal or other logistics or storage property or asset employed in the transportation, distribution, storage, terminalling, processing or marketing of crude oil, natural gas, condensate or refined products that (1) is located in the United States and (2) is determined to be a principal property by the Board of Directors in its discretion, MPLX LP will, or will cause such subsidiary to, secure the notes and all other debt securities issued under the indenture equally and ratably with all obligations secured by the mortgage then being given. This covenant will not apply in the case of any mortgage:

•	existing on February 12, 2015;

•	incurred in connection with the acquisition or construction of any property;

•	previously existing on acquired property or existing on the property of any entity when it becomes a subsidiary of MPLX LP;

•

in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure payments to MPLX LP or any of its subsidiaries under the provisions of any contract or statute;

•

in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings for the purchase or construction of the property mortgaged;

•	arising in connection with or to secure the cost of the repair, construction, improvement or alteration of all or part of a principal property;

•	on various facilities, equipment and personal property located at or on, or used in connection with, a principal property;

•	arising in connection with the sale of accounts receivable; or

•	that is a renewal of or substitution for any mortgage permitted under any of the provisions described in the preceding clauses.

In addition, MPLX LP may, and may permit its subsidiaries to, grant mortgages or incur liens on property covered by the restriction described above as long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leaseback transactions described below, does not, at the time such mortgage or lien is granted, exceed 15% of MPLX LP’s “Consolidated Net Tangible Assets,” which the indenture defines to mean the aggregate value of all assets of MPLX LP and its subsidiaries after deducting:

•	all current liabilities, excluding all short-term indebtedness and the current portion of long-term indebtedness;

•	all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis; and

•	all goodwill, patents and trademarks, unamortized debt discounts and other similar intangibles;

•	all determined in conformity with U.S. generally accepted accounting principles and calculated on a basis consistent with our most recent audited consolidated financial statements.

The indenture defines “Board of Directors” as the Board of Directors of the MPLX General Partner or any authorized committee thereof or any directors and/or officers of the MPLX General Partner to whom such Board of Directors or such committee shall have duly delegated its authority to act under the indenture. If the issuer shall change its form of entity to other than a limited partnership, the references to the Board of Directors shall mean the Board of Directors (or other comparable governing body) of the issuer.

Limitations on Certain Sale and Leaseback Transactions

The indenture provides that MPLX LP and its subsidiaries are generally prohibited from selling and leasing back the principal properties described above under “—Creation of Certain Liens.” However, this covenant will not apply if:

•	the lease is an intercompany lease between MPLX LP and one of its subsidiaries or between any of MPLX LP’s subsidiaries;

•	the lease is for a temporary period by the end of which it is intended that the use of the leased property will be discontinued;

•

MPLX LP or a subsidiary of MPLX LP could mortgage the property without equally and ratably securing the notes and other series of debt securities issued under the indenture, including any supplement thereto, under the covenant described above under the caption “—Creation of Certain Liens”; or

•

MPLX LP promptly informs the trustee of the sale, the net proceeds of the sale are at least equal to the fair value of the property and within 180 days of the sale the net proceeds are applied to the retirement or in-substance defeasance of our funded debt (subject to reduction, under circumstances the indenture specifies). As of the date of this prospectus supplement, neither MPLX LP nor any subsidiary of MPLX LP has any property that the Board of Directors has determined to be a principal property under the indenture.

Merger, Consolidation and Sale of Assets

The indenture provides that MPLX LP may not consolidate or amalgamate with or merge with or into any other person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its assets to any person, whether in a single transaction or a series of related transactions unless:

•

MPLX LP is the surviving person in the case of a merger or the resulting, surviving or transferee person, if other than MPLX LP, is a partnership, limited liability company or corporation organized under the laws of the United States or any state thereof or the District of Columbia that expressly assumes the obligations of MPLX LP under the indenture and the notes;

•	immediately after giving effect to such transaction or series of transactions, no default or event of default under the indenture would occur or be continuing; and

•	MPLX LP shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the indenture.

In the case of any consolidation, amalgamation or merger in which MPLX LP is not the continuing entity, or disposition of all or substantially all of the assets of MPLX LP, the successor will succeed to and be substituted for MPLX LP with the same effect as if it had been an original party to the indenture, and, except in the case of a lease of all or substantially all of MPLX LP’s assets, the predecessor entity will be relieved of any further obligation under the indenture and the notes.

The indenture defines “substantially all of its assets” as a portion of the non-current assets reflected in MPLX’s consolidated balance sheet as of the end of the most recent quarterly period that represents at least 66 2/3% of the total reported value of such assets.

Events of Default

The indenture defines an event of default with respect to each series of the notes as being:

(1)	failure to pay interest on the notes when due and payable, continuing for 30 days;

(2)	failure to pay the principal of or premium, if any, on the notes when due and payable;

(3)	failure to observe or perform any other covenants or agreements on the part of MPLX LP in the notes or in the indenture (not specifically dealt with elsewhere in the definition of “event of default”), continuing for a period of 60 days after written notice to MPLX LP of that failure as provided in the indenture; or

(4)	specified events of bankruptcy, insolvency or reorganization of MPLX LP.

The trustee is required to give Holders (as defined in the indenture) of the particular series of the notes written notice of a Default (as defined in the indenture) under the indenture with respect to that series as and to the extent required by the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

An event of default under the indenture with respect to any one series of notes would not necessarily be an event of default under the indenture with respect to any other series of notes.

MPLX LP is required annually to deliver to the trustee a certificate stating that a review of the activities of MPLX LP and its subsidiaries has been made and to the best of each signer’s knowledge, MPLX LP has performed and fulfilled every covenant contained in the indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the indenture.

In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of MPLX LP) shall occur and be continuing with respect to a series of the notes, the trustee or the holders of not less than 25% in aggregate principal amount of such series of the notes then outstanding may declare the principal of, premium, if any, and interest on such series of the notes to be due and payable immediately. If an event of default relating to any event of bankruptcy, insolvency or reorganization of MPLX LP occurs, the principal of, premium, if any, and interest on all the notes then outstanding of such series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of a majority in aggregate principal amount of such series of the notes may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default may give rise to cross defaults on our other indebtedness.

Holders of not less than a majority in aggregate principal amount of each series of the notes then outstanding may waive any past default or event of default, except a default or event of default:

•	in the payment of principal of, and premium, if any, or interest on, any of such series of the notes; or

•	in respect of a provision that cannot be amended without the consent of each holder of such series of the notes affected thereby.

Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for every purpose under the indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default.

No holder of any series of the notes may institute any action or proceeding under the indenture or for the appointment of a receiver or a trustee, or for any other remedy unless:

•	the holder has given prior written notice to the trustee of a continuing event of default with respect to a series of the notes;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes of a series have made a written request to the trustee to institute an action or proceedings with respect to the event of default;

•	the holders making the request have offered the trustee indemnity or security satisfactory to the trustee against costs, expenses and liabilities to be incurred in compliance with the request;

•	the trustee for 60 days after its receipt of the notice, request and offer of indemnity or security has failed to institute any such action or proceeding; and

•	during that 60-day period, the holders of a majority in aggregate principal amount of the notes do not give the trustee a direction inconsistent with the request.

Holders of the notes, however, are entitled at any time to bring a lawsuit for the payment of principal of, and premium, if any, and interest on their notes on or after its due date. It is intended that rights provided for holders of the notes under the indenture are for the equal and ratable benefit of all holders of the notes.

Modification

MPLX LP and the trustee may modify the indenture or any supplemental indenture without the consent of any holders of the notes with respect to specific matters, including:

•	to evidence the succession of another person to MPLX LP;

•	to surrender any right or power conferred on MPLX LP by the indenture, add covenants for the protection of the holders of the notes or to add additional defaults or events of default;

•

to cure any ambiguity or omission or to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision in the indenture, to transfer or pledge any property to the trustee or to make any other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of the holders of the notes;

•	to secure any or all of the notes;

•	to make any change that does not adversely affect the rights under the indenture of any holder of the notes;

•	to evidence the appointment of a successor trustee; and

•	to establish the form or terms of notes as permitted by the indenture.

MPLX LP and the trustee may otherwise modify the indenture or any supplemental indenture thereof with the written consent of the holders of not less than a majority in aggregate principal amount of each series of the notes affected. However, without the consent of the holder of each outstanding note affected, no modification may:

•	reduce the percentage of each series of the notes required to consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on each series of the notes or reduce the principal of or extend the maturity of each series of the notes;

•	reduce the premium payable upon redemption or change the time each series of the notes are redeemable;

•	change the currency in which each series of the notes are payable;

•	impair the right of any holder of each series of the notes to receive payment of premium, if any, principal of and interest on such holder’s notes;

•	release any security in respect of each series of the notes other than in accordance with the indenture; or

•	modify the provisions relating to the right of holders of each series of the notes to direct the trustee, waive a default or consent to amendments.

Except in limited circumstances, MPLX LP may set any day as a record date for the purpose of determining the holders of outstanding notes of each series entitled to give or take any direction, notice, consent, waiver or other action under the indenture. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such notes computed as of the record date.

Satisfaction and Discharge; Defeasance

We will be deemed to have fully satisfied and discharged the indenture with respect to any series of the notes if:

•	at any time, we deliver to the trustee for cancellation all notes of such series then outstanding; or

•

all notes of such series not delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and we have deposited as trust funds money, and/or obligations backed by the full faith and credit of the United States sufficient to pay at maturity or upon redemption all principal and premium, if any, and interest and other amounts due or to become due on such notes;

and, in each case, we delivered to the trustee an officer’s certificate and an opinion of counsel and satisfied such other customary conditions to the satisfaction and discharge of our obligations under the indenture.

The indenture also provides that, upon satisfaction of the requirements described below, we may terminate all of our obligations under any series of the notes and the indenture, known as legal defeasance, other than certain of our obligations, including:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of such series of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes of such series.

In addition, we may terminate our obligation to comply with certain restrictive covenants under any series of the notes or the indenture, including the restrictions contained in the indenture on liens and sale/leaseback transactions described above under “—Certain Covenants,” known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise our legal defeasance option, payment of each series of the notes may not be accelerated because of the occurrence of any events of default. If we exercise our covenant defeasance option, payment of each series of the notes may not be accelerated because of the occurrence of certain specified events of default.

To exercise either defeasance option as to each series of the notes, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and each installment of interest on the notes.

We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing for at least 91 days after such deposit;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service, which we refer to as the “IRS,” a ruling or there has been a change in applicable law, which, in the opinion of our counsel, provides that holders of each series of the notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other conditions precedent described in the indenture.

Governing Law

New York law governs the indenture and will govern the notes.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates perform certain commercial banking services for some of our affiliates for which they receive customary fees.

If an event of default occurs and is continuing, the trustee shall exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to the provisions of the indenture, the trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee security or indemnity satisfactory to it.

The indenture limits the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If, after the occurrence of a default under the indenture, it acquires any conflicting interest within the meaning of the Trust Indenture Act, however, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Book-Entry; Delivery and Form

Except as set forth below, each series of the notes will be issued in registered global form in minimum denominations of $2,000 and multiples of $1,000 in excess of that amount.

Each series of the notes will initially be represented by global notes. Each such global note will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the global notes. Each series of the notes will be issued only in the form of definitive global securities that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until they are exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintain as participants in DTC.

Ownership of beneficial interests in the global notes will be limited to persons that have accounts with DTC for such global notes, who we refer to as “participants,” or persons that may hold interests through participants.

Upon the issuance of the global notes, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes represented by such global notes beneficially owned by such participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants). Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the global notes, except in the event that use of the book-entry system for the global notes is discontinued. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.

So long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. Except as set forth below, owners of beneficial interests in the global notes will not be entitled to have notes represented by such global notes registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in the global notes must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any of the global notes desires to give or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Principal and interest payments on interests represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of such global notes. None of MPLX LP, the trustee or any other agent of MPLX LP or agent of the trustee will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of the global notes, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If DTC is at any time unwilling or unable to continue as depository for the global notes, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue notes in definitive form in exchange for the global notes for each series of the notes. Any notes issued in definitive form in exchange for such global notes will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof as DTC shall instruct the trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.

DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) directly or indirectly own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Same-Day Settlement and Payment

All payments of principal and interest on the notes will be made by MPLX LP in immediately available funds. The notes will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of the notes, but it does not purport to be a complete analysis of all the potential tax considerations relating to the acquisition, ownership and disposition of the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” applicable U.S. Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date of this prospectus supplement. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the statements made in this summary and there can be no assurance that the IRS will agree with such statements or that a court would not sustain a challenge by the IRS in the event of litigation.

This summary is limited to beneficial owners of the notes, which we refer to in this section as “Holders,” that purchase the notes upon their initial issuance at the “initial offering price” for such series of notes (i.e., the first price at which a substantial amount of such series of notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers)) and that will hold such notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, nor any U.S. federal tax law other than income tax law (such as estate or gift tax law). Moreover, this summary does not address all U.S. federal income tax considerations that may be relevant to each Holder’s particular circumstances (such as the effects of Section 451(b) of the Code conforming the timing of certain income accruals to financial statements) or to certain categories of Holders that may be subject to special rules, such as:

•	brokers and dealers in securities or commodities;

•	traders in securities that have elected the mark-to-market method of accounting for their securities holdings;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that will hold the notes as a part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	former U.S. citizens or long-term residents of the United States;

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	“controlled foreign corporations” (within the meaning of the Code);

•	“passive foreign investment companies” (within the meaning of the Code);

•	persons subject to the alternative minimum tax;

•	persons deemed to sell the notes under the constructive sale provisions of the Code;

•	entities that are tax-exempt for U.S. federal income tax purposes;

•	retirement plans;

•	cooperatives;

•	partnerships, other pass-through entities and holders of interests therein; and

•

persons that participate in this offering and are also beneficial owners of MPLX’s 4.125% senior notes due March 2027 that are being redeemed, repaid or otherwise extinguished with the proceeds of this offering as described above in “Use of Proceeds.”

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership that will hold the notes, you are urged to consult your own tax advisor regarding the tax consequences to you of acquiring, holding and disposing of the notes.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Considerations for U.S. Holders

The following discussion is a summary of the general U.S. federal income tax consequences that will apply to you if you are a “U.S. Holder.” For purposes of this discussion, a U.S. Holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to primary supervision by a court within the United States and with respect to which one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions or (2) has made a valid election under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of the Code).

Payments of interest

It is anticipated, and this discussion assumes, that each series of the notes will be issued at par or at a discount that is less than a statutorily defined “de minimis” amount of original issue discount for U.S. federal income tax purposes. Stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Sale or other taxable disposition of the notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which, if not previously included in income, will be treated as interest as described in “—Payments of interest” above) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be your cost for the note. Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note is more than 12 months. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

Additional Medicare tax

An additional 3.8% Medicare tax is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest, and certain net gain from the sale, redemption, exchange, retirement or other taxable disposition of property, such as the notes, less certain deductions. You are urged to consult your own tax advisor with respect to the Medicare tax and its applicability in your particular circumstances to income and gains in respect of an investment in the notes.

Information reporting and backup withholding

In general, information reporting requirements will apply to payments of interest and the proceeds of certain sales and other taxable dispositions (including retirements or redemptions) of the notes unless you are an exempt recipient. Backup withholding (currently at a rate of 24%) will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that payments to you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS on a timely basis.

Considerations for Non-U.S. Holders

The following is a summary of the general U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. Holder” of the notes. You are a “Non-U.S. Holder” if you are a beneficial owner of a note that is an individual, corporation, estate or trust and that is not a U.S. Holder.

Payments of interest

Subject to the discussions below under “—Information reporting and backup withholding” and “FATCA withholding,” payments of interest on the notes to you generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status (as described below) and:

•

you do not conduct a trade or business within the United States to which the interest income is effectively connected (or, in the case of an applicable income tax treaty, attributable to your permanent establishment or fixed base in the United States);

•	you are not a “10-percent shareholder” of us within the meaning of Section 871(h)(3)(B) of the Code;

•	you are not a “controlled foreign corporation” that is related to us through stock ownership;

•	you are not a bank that receives such interest in a transaction described in Section 881(c)(3)(A) of the Code; and

•

you provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate successor form), to us or our paying agent certifying under penalty of perjury that you are not a United States person. If you hold the notes through a securities clearing organization, financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to such agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the notes will be subject to the 30% U.S. federal withholding tax, unless you provide us or our paying agent either with (1) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate successor form) establishing an exemption from (or a reduction of) withholding under the benefit of an applicable income tax treaty or (2) a properly executed IRS Form W-8ECI (or appropriate successor form) certifying that interest paid on the note is not subject to withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—Income or gain effectively connected with a United States trade or business”).

Sale or other taxable disposition of the notes

Subject to the discussions below under “—Information reporting and backup withholding” and “FATCA withholding,” you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to your permanent establishment or fixed base in the United States); or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If a Non-U.S. Holder is described in the first bullet point, see “—Income or gain effectively connected with a United States trade or business” below. If you are described in the second bullet point, you will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to United States sources, including gain from such disposition, exceed any capital losses allocable to United States sources, except as otherwise required by an applicable income tax treaty.

To the extent that the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of the notes is attributable to accrued but unpaid interest on the notes, this amount generally will be treated in the same manner as described in “—Payments of interest” above.

Income or gain effectively connected with a United States trade or business

If you are engaged in the conduct of a trade or business in the United States and interest on a note or gain recognized from the sale, exchange, redemption, retirement or other taxable disposition of a note is effectively connected with the conduct of that trade or business, you will generally be subject to U.S. federal income tax (but not the 30% U.S. federal withholding tax on interest if certain certification requirements are satisfied) on that interest and on gain on a net income basis in the same manner as if you were a United States person as defined under the Code (other than the 3.8% Medicare tax described in “—Considerations for U.S. Holders-Additional Medicare tax” above). You can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI (or appropriate successor form) to us or our paying agent. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence and if such treaty so provides, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Information reporting and backup withholding

Generally, information returns will be filed with the IRS in connection with payments of interest on the notes and proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You may be subject to backup withholding of tax on payments of interest and, depending on the circumstances, the proceeds of a sale or other taxable disposition (including a retirement or redemption) unless you comply with certain certification procedures to establish that you are not a United States person. The certification procedures required to claim an exemption from withholding of tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS on a timely basis. You are urged to consult your own tax advisor regarding the application of backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

FATCA withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance issued thereunder, which we refer to as “FATCA,” impose a 30% withholding tax on any U.S.-source interest paid on debt obligations, such as the notes, and, subject to the proposed Treasury Regulations discussed below, on the gross proceeds from a disposition of such obligations, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), including when acting as an intermediary, unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the IRS to withhold on certain payments, and to collect and provide to the IRS information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with United States owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Additionally, in order to be treated as FATCA compliant, a Non-U.S. Holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status and, if required, its direct and indirect U.S. owners. The IRS has issued proposed Treasury Regulations that permit us and any other applicable withholding agent not to withhold on payments of gross proceeds under FATCA (though withholding on payments of interest is still required). Pursuant to the preamble to these proposed Treasury Regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed Treasury Regulations are rescinded. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. We will not pay any additional amounts to Holders in respect of any amounts withheld, including amounts withheld pursuant to FATCA. Under certain circumstances, a Holder might be eligible for refunds or credits of such taxes. The rules under FATCA are complex and subject to change. If you hold the notes through a non-U.S. intermediary or if you are a Non-U.S. Holder, you are encouraged to consult with your own tax advisor regarding the implications of FATCA on an investment in the notes.

The discussion of U.S. federal income tax considerations set forth above is included for general information only and is not tax advice. Prospective purchasers of the notes are urged to consult their own tax advisors with respect to the particular tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under U.S. federal, state, local, foreign and other tax laws and the possible effects of changes in applicable tax laws.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of the Employee Retirement Income Security Act of 1974, which we refer to as “ERISA,” and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable to us, the notes or a particular investor. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.

ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA, plans subject to Section 4975 of the Code, and entities whose underlying assets include plan assets by reason of an employee benefit plan or plan’s investment in such entities (each such employee benefit plan, plan or entity we refer to as a “Plan”) and on those persons who are “fiduciaries” as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to Plans. In considering an investment of the assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in the notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Part 4 of Subtitle B of Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Part 4 of Subtitle B of Title I of ERISA should consider whether an investment in the notes satisfies these requirements.

An investor who is considering acquiring the notes (or any interest therein) with the assets of a Plan must consider whether the acquisition and holding of the notes (or any interest therein) will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).

ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include the following Department of Labor Prohibited Transaction Class Exemptions, which we refer to as a “PTCE”: PTCE 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide statutory exemptive relief pertaining to certain transactions with non-fiduciary service providers where neither the issuer of the note nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that any of these exemptions will be available with respect to the acquisition and holding of the notes (or any interest therein).

Under Section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such) and such transactions may have to be rescinded.

Furthermore, each Plan should consider the fact that none of the issuer, the trustee, the registrar or the paying agent, or any of their respective affiliates, which we refer to as the “Transaction Parties,” is acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire or hold the notes pursuant to this prospectus supplement. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any other particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to acquire or hold the notes (or any interest therein) (unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited). All communications, correspondence and materials from the Transaction Parties with respect to the notes are intended to be general in nature and are not directed at any specific purchaser of the notes, and do not constitute advice regarding the advisability of investment in the notes for any specific purchaser. The decision to acquire and hold the notes (or any interest therein) must be made solely by each respective Plan’s fiduciary on an arm’s length basis.

As a general rule, a governmental plan, as defined in Section 3(32) of ERISA, each such plan we refer to as a “Governmental Plan,” a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Code, each such plan we refer to as a “Church Plan,” and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, each such plan we refer to as a “non-U.S. Plan,” are not subject to Title I of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. Although a Governmental Plan, a Church Plan or a non-U.S. Plan is not subject to Title I of ERISA or Section 4975 of the Code, it may be subject to other United States federal, state or local laws or non-U.S. laws that regulate its investments, any of which we refer to as a “Similar Law.” A fiduciary of a Government Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the notes (or any interest therein) satisfies the requirements, if any, under any applicable Similar Law.

The notes (or any interest therein) may be acquired by a Plan, a Governmental Plan, a Church Plan, or a non-U.S. Plan, but only if the acquisition and holding will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any investor in the notes (or any interest therein) will be deemed to acknowledge to us and the trustee that (1)(a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan, or (iv) a non-U.S. Plan, (b) it is a Plan and the acquisition and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (c) it is a Governmental Plan, a Church Plan or a non-U.S. Plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any Similar Law that prohibits or imposes excise or penalty taxes on the acquisition or holding of the notes (or any interest therein); and (2) it will notify us and the trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the notes (or any interest therein) to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.

In addition, each purchaser of the notes, or any interest therein, in connection with the initial offer and sale described in this prospectus supplement acknowledges that none of the Transaction Parties is (i) acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire the notes, or any interest therein, or (ii) undertaking to provide investment advice or give advice in a fiduciary capacity with respect to the decision to acquire the notes, or any interest therein (unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited). Furthermore, each such person acknowledges that the Plan investor’s fiduciary is exercising its own independent judgment in evaluating the purchase of the notes (or any interest therein).

This offer is not a representation by us or the underwriters that an acquisition of the notes (or any interest therein) meets any or all legal requirements applicable to investments by Plans, Governmental Plans, Church Plans, or non-U.S. Plans or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan, or non-U.S. Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

TD Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as representatives of the underwriters. We and the underwriters named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, the underwriters have severally agreed to purchase the principal amount of notes indicated opposite their name in the following table.

Underwriters	Principal Amount of Notes	Principal Amount of Notes	Principal Amount of Notes
TD Securities (USA) LLC	$	$	$
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
SMBC Nikko Securities America, Inc.
Wells Fargo Securities, LLC

Total	$	$	$

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the public offering prices set forth on the cover of this prospectus supplement. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. After the initial offering of the notes, the offering prices at which each series of the notes are being offered may be changed at any time without notice.

Each series of the notes is a new issue of securities. We have been advised by the underwriters that the underwriters intend to make a market in each series of the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for each series of the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to another underwriter a portion of the underwriting discount received by it because such other underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $    million.

We expect that delivery of the notes will be made against payment therefor on or about the date specified on the cover of this prospectus supplement, which will be the    business day following the date of pricing of the notes (this settlement cycle being referred to as “T+ ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day before settlement will be required, by virtue of the fact that the notes initially will settle in T+ , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own advisor.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in a member state of the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive (EU) 2014/65 (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 (as amended, or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (“POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption from the prohibition on offers to the public under POATRs. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the POATRs.

This prospectus supplement, the accompanying prospectus, and any other document or materials relating to the issue of the notes are distributed in the UK are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates are only available to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons. Recipients of this prospectus supplement and the accompanying prospectus are not permitted to transmit it to any other person. The notes are not being offered to the public in the UK. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers resident or located in the provinces of Québec, Ontario, Alberta and British Columbia, purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this prospectus supplement.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, any notes other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (ii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CWUMPO”) and which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of being issued (in each case whether in Hong Kong or elsewhere) that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

This prospectus supplement has not been reviewed, endorsed or approved by any regulatory authorities in Hong Kong, including the Securities and Future Commission and the Companies Registry of Hong Kong and neither has it been nor will it be registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed (in whole or in part) in Hong Kong or be used for any purpose in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that such person is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that such person is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended, which we refer to as the “FIEA”). Accordingly, the notes will not be offered or sold, directly or indirectly, in Japan or to, or for the account of or the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account of or the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time, which we refer to as the “SFA”) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA.

Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, nor the Company nor the notes, have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the notes will not benefit from protection or supervision by such authority.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Australia

No placement document, offering memorandum, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (the “Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act , and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase of any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

•	the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Parts 6D.2 or 7.9 of the Corporations Act;

•

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

•

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

•	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined in Section 761G of the Corporations Act; and

•	such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

The notes must not be offered for sale (or transferred, assigned or otherwise alienated) to any person located in, or a resident of, Australia for at least 12 months after the date of allotment under the offering, except in circumstances where the person is a person to whom a disclosure document or product disclosure statement is not required to be given under Parts 6D.2 or 7.9 of the Corporations Act, or where the sale offer is pursuant to a disclosure document or product disclosure document prepared in accordance with Parts 6D.2 or 7.9 of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority, the Dubai Financial Services Authority or any other relevant licensing authority in the United Arab Emirates.

Notice to Prospective Investors in the Abu Dhabi Global Market

This prospectus supplement relates to an Exempt Offer in the Abu Dhabi Global Market in accordance with the Market Rules of the Financial Services Regulatory Authority (“FSRA”). This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).

This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

The FSRA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The FSRA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in the Dubai International Financial Centre in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are Professional Clients (as such term is defined under Rule 2.3.3 of the Conduct of Business Module of the DFSA), or (c) are persons to whom an invitation or inducement to: (a) enter into an agreement in relation to the provision of a financial services or (b) exercise any rights conferred by a financial product or acquire, dispose of, underwrite or convert a financial product (within the meaning of Article 41A of the Regulatory Law) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The notes have not been listed on any securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable laws and regulations of Korea.

Other Matters Relating to the Underwriters

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Affiliates of certain of the underwriters are lenders under the MPLX Revolving Credit Facility, for which they have received, and in the future would receive, customary fees. In particular, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, is administrative agent to, TD Securities (USA) LLC, Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, Sumitomo Mitsui Banking Corporation, an affiliate of SMBC Nikko Securities America, Inc., and Wells Fargo Securities, LLC are joint lead arrangers and joint bookrunners under, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is syndication agent to, and the Toronto-Dominion Bank, New York Branch, an affiliate of TD Securities (USA) LLC, Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, and Sumitomo Mitsui Banking Corporation, an affiliate of SMBC Nikko Securities America, Inc., are documentation agents to the MPLX Revolving Credit Facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Certain of the underwriters or their affiliates have a lending relationship with us. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold certain of the notes that are being repaid, redeemed or otherwise extinguished and may receive a portion of the net proceeds of this offering. At least 5% of the net proceeds of this offering may be directed to one or more of the underwriters (or their affiliates). The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are investment grade rated.

LEGAL MATTERS

Jones Day will pass upon the validity of the notes being offered hereby. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting as of December 31, 2025, due to the exclusion of Northwind Delaware Holdings LLC because it was acquired by the Partnership in a purchase business combination during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Common Units Representing Limited Partner Interests

Other Classes of Units Representing Limited Partner Interests

Debt Securities

MPLX LP

We may from time to time, in one or more offerings, offer and sell an unlimited number and amount of the following securities under this prospectus:

•	common units representing limited partner interests (which we refer to as “common units” in this prospectus);

•	other classes of units representing limited partner interests; and

•	debt securities.

We will provide specific terms of any offering in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

The common units are listed on the New York Stock Exchange under the symbol “MPLX.”

Unless otherwise specified in a prospectus supplement, the debt securities, when issued, will be senior unsecured debt securities and rank equally with our other unsecured and unsubordinated indebtedness.

If any offering involves underwriters, dealers or agents, arrangements with them will be described in the prospectus supplement that relates to that offering.

Investing in our securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the Risk Factors on page 8 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Using this shelf registration process, we may offer, at any time and from time to time, in one or more offerings, any combination of the securities that this prospectus describes. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus and any prospectus supplement in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any free writing prospectus that we may provide to you. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Except as otherwise indicated, references in this prospectus to “MPLX LP,” “MPLX,” the “Partnership,” “we,” “us” and “our” refer to MPLX LP and its consolidated subsidiaries. References in this prospectus to “Marathon Petroleum Corporation,” “Marathon Petroleum” or “MPC” refer to Marathon Petroleum Corporation and its consolidated subsidiaries other than MPLX.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act.” We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an Internet site that contains information MPLX has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about MPLX at our website at http://www.mplx.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We do not intend for information contained on, or accessible through, our website to be part of this prospectus, other than documents that we file with the SEC that are specifically incorporated by reference in this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s Internet site.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 (filed with the SEC on February 26, 2026);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (filed with the SEC on May 5, 2026);

•	our Current Reports on Form 8-K filed on February 12, 2026, March 18, 2026 and April 13, 2026 (only with respect to Item 1.01, Item 1.02, Item 2.03 and related Item 9.01); and

•

the description of the common units representing limited partner interests in MPLX as set forth in MPLX’s Registration Statement on Form 8-A (Registration No. 001-35714), filed with the SEC on October 23, 2012 under the Exchange Act, as amended by the description of our securities contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025 and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities covered by this prospectus is completed or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning MPLX at the following address:

MPLX LP

200 E. Hardin Street,

Findlay, Ohio 45840

Attention: Investor Relations

Telephone: (419) 421-2071

DISCLOSURES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, includes forward-looking statements that are subject to risks, contingencies or uncertainties. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

Forward-looking statements include, among other things, statements regarding:

•	future financial and operating results;

•

environmental, social and governance, which we refer to as “ESG,” plans and goals, including those related to greenhouse gas, which we refer to as “GHG,” emissions and intensity, biodiversity, inclusion and ESG reporting;

•	future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses;

•	the success or timing of completion of ongoing or anticipated capital or maintenance projects;

•	business strategies, growth opportunities and expected investments, including plans to grow stable cash flows, lower costs and return capital to unitholders;

•	the timing and amount of future distributions or unit repurchases; and

•	the anticipated effects of actions of third parties such as competitors, activist investors, federal, foreign, state or local regulatory authorities, or plaintiffs in litigation.

Our forward-looking statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that we cannot predict. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Material differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, including the following:

•

general economic, political or regulatory developments, including tariffs, inflation, interest rates, government shutdowns, changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids, such as ethane, propane, butanes and natural gasoline, which we refer to as “NGLs,” or renewable diesel and other renewable fuels or taxation, including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act;

•	the ability of MPC to achieve its strategic objectives and the effects of those strategic decisions on us;

•	further impairments;

•	negative capital market conditions, including an increase of the current yield on common units;

•	the ability to achieve strategic and financial objectives, including with respect to distribution coverage, future distribution levels, proposed projects and completed transactions;

•

the success of MPC’s portfolio optimization, including the ability to complete any divestitures on commercially reasonable terms and/or within the expected timeframe, if at all, and the effects of any such divestitures on our business, financial condition, results of operations and cash flows;

•	consumer demand for refined products, natural gas, renewable diesel and other renewable fuels and NGLs;

•

the adequacy of capital resources and liquidity, including the availability of sufficient cash flow to pay distributions and access to debt on commercially reasonable terms, and the ability to successfully execute business plans, growth strategies and self-funding models;

•	the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products or renewable diesel and other renewable fuels;

•	increased commodity price volatility and supply disruptions due to the U.S.-Iran conflict and market reactions thereto;

•

volatility in or degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and Ukraine, tariffs, inflation or rising interest rates;

•	changes to the expected construction costs and timing of projects and planned investments, and the ability to obtain regulatory and other approvals with respect thereto;

•	the inability or failure of our joint venture partners to fund their share of operations and capital investments;

•	the financing and distribution decisions of joint ventures we do not control;

•	the availability of desirable strategic alternatives to optimize portfolio assets and our ability to obtain regulatory and other approvals with respect thereto;

•	completion of midstream infrastructure by competitors;

•	disruptions due to equipment interruption or failure, including electrical shortages and power grid failures;

•	the suspension, reduction or termination of MPC’s obligations under MPLX’s commercial agreements;

•	modifications to financial policies, capital budgets, and earnings and distributions;

•	the ability to manage disruptions in credit markets or changes to credit ratings;

•	our ability to comply with federal and state environmental, economic, health and safety, energy and other policies and regulations or enforcement actions initiated thereunder;

•	adverse results in litigation;

•	the effect of restructuring or reorganization of business components;

•	the potential effects of changes in tariff rates on our business, financial condition, results of operations and cash flows;

•	foreign imports and exports of crude oil, refined products, natural gas and NGLs;

•

the establishment or increase of tariffs on goods, including crude oil and other feedstocks imported into the United States, other trade protection measures or restrictions or retaliatory actions from foreign governments

•

changes in producer customers’ drilling plans or in volumes of throughput of crude oil, natural gas, NGLs, refined products, other hydrocarbon-based products or renewable diesel and other renewable fuels;

•

changes in the cost or availability of third-party vessels, pipelines, railcars and other means of transportation for crude oil, natural gas, NGLs, feedstocks, refined products, or renewable diesel and other renewable fuels;

•	the price, availability and acceptance of alternative fuels and alternative-fuel vehicles and laws mandating such fuels or vehicles;

•

actions taken by our competitors, including pricing adjustments and the expansion and retirement of pipeline capacity, processing, fractionation and treating facilities in response to market conditions;

•	expectations regarding joint venture arrangements and other acquisitions or divestitures of assets;

•	midstream and refining industry overcapacity or undercapacity;

•

industrial incidents or other unscheduled shutdowns affecting our machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers;

•

acts of war, terrorism or civil unrest that could impair our ability to gather, process, fractionate or transport crude oil, natural gas, NGLs, refined products, or renewable diesel and other renewable fuels;

•	labor and material shortages;

•

the ability to realize expected returns or other benefits on anticipated or ongoing projects or planned or recently completed acquisitions or other transactions, including the recently completed acquisitions of Northwind Delaware Holdings LLC and BANGL, LLC;

•

the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframe, if at all;

•

political pressure and influence of environmental groups and other stakeholders that are adverse to the production, gathering, refining, processing, fractionation, transportation and marketing of crude oil or other feedstocks, refined products, natural gas, NGLs, other hydrocarbon-based products or renewable diesel and other renewable fuels;

•

the imposition of windfall profit taxes, maximum margin penalties, minimum inventory requirements or refinery maintenance and turnaround supply plans on companies operating in the energy industry in California or other jurisdictions;

•	compliance costs and uncertainty associated with cap and invest programs or similar arrangements or programs in California or other jurisdictions; and

•	our ability to successfully implement our sustainable energy strategy and principles and achieve our ESG plans and goals within the expected timeframe, if at all; and

•	other risks described under “Part I—Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings made with the SEC and incorporated by reference in this prospectus.

We undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

THE COMPANY

We are a diversified, large-cap master limited partnership formed by MPC in 2012 (as our sponsor) that owns and operates midstream energy infrastructure and logistics assets, and provides fuels distribution services. Our assets include a network of crude oil and refined product pipelines; an inland marine business; light-product, asphalt, heavy oil and marine terminals; storage caverns; refinery tanks, docks, loading racks, and associated piping; crude oil and natural gas gathering systems and pipelines; as well as natural gas and NGL treating, processing and fractionation facilities. Our assets are positioned throughout the United States. The business consists of two segments based on the product-based value chain each supports: Crude Oil and Products Logistics and Natural Gas and NGL Services. The Crude Oil and Products Logistics segment primarily engages in the gathering, transportation, storage and distribution of crude oil, refined products, other hydrocarbon-based products, and renewables. The Crude Oil and Products Logistics segment also includes the operation of our refining logistics, fuels distribution and inland marine businesses, terminals, rail facilities and storage caverns. The Natural Gas and NGL Services segment provides wellhead to market services including gathering, treating, processing and transportation of natural gas and NGLs.

Our principal executive offices are located at 200 E. Hardin Street, Findlay, Ohio 45840, and our telephone number at that location is (419) 422-2121.

RISK FACTORS

An investment in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider any specific risks set forth in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of securities, before making an investment decision, including those risks identified under “Part I—Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings made with the SEC and incorporated by reference in this prospectus. For more information, see “Where You Can Find More Information” and “Information We Incorporate by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified or known may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, the net proceeds from sales of securities will be used for general partnership purposes, including repayment or refinancing of debt and funding for acquisitions, working capital requirements, capital expenditures, repurchases and redemptions of securities and loans to and other investments in affiliates. If net proceeds from a specific offering are intended to be used for the repayment of indebtedness, the applicable prospectus supplement will describe the relevant terms of the indebtedness to be repaid. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness or other investments.

DESCRIPTION OF DEBT SECURITIES

In this summary description of debt securities, references to “MPLX,” “Issuer,” “we,” “our” or “us” mean only MPLX LP and not any of its subsidiaries.

The debt securities that MPLX may offer will be either senior debt securities or subordinated debt securities (including any debt securities that are senior subordinated debt securities). The senior debt securities will be issued under the indenture, dated as of February 12, 2015 (as amended or supplemented), which we refer to in this prospectus as the senior indenture, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The subordinated debt securities will be issued under a subordinated indenture, which we refer to in this prospectus as the subordinated indenture, to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The senior indenture is, and the subordinated indenture will be, subject to, and governed by, the Trust Indenture Act of 1939, as amended. Each of the senior indenture and, after it is executed, the subordinated indenture may be amended, modified or supplemented from time to time. We refer to the senior indenture and the subordinated indenture collectively as the indentures and to each trustee under the indentures as a trustee.

This prospectus summarizes the material provisions of the indentures and what we expect to be the material terms of the debt securities that MPLX may issue under the indentures. This summary is not complete and may not describe all of the provisions of the indentures or of any of the debt securities that might be important to you. For additional information, you should carefully read the senior indenture and the form of subordinated indenture that are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

At the time that MPLX offers to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether or not the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable prospectus supplement.

General

MPLX may issue an unlimited principal amount of debt securities in separate series. The maximum aggregate principal amount for the debt securities of any series may be specified. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsecured and unsubordinated obligations of MPLX and will rank equal with all other of our unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The applicable prospectus supplement for any issuance of debt securities will describe the debt securities and the price or prices at which MPLX will offer the debt securities. The description will include the following:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•

the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, our equity securities or other property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

The applicable prospectus supplement relating to any debt securities we offer will include a discussion of certain material U.S. federal income tax consequences relating to ownership of the debt securities, including, if applicable, any material U.S. federal income tax consequences applicable to any debt securities issued or deemed to be issued at a discount or applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars.

Conversion and Exchange Rights

The applicable prospectus supplement will describe, if applicable, the terms on which the holders may convert debt securities into or exchange them for common units or other classes of units representing limited partner interests. The conversion or exchange may be mandatory or may be at the holder’s option. The applicable prospectus supplement will describe how the amount of debt securities and number of common units or other classes of units representing limited partner interests to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any liquidation or dissolution or in bankruptcy, reorganization, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or premium, if any, or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution, liquidation, winding-up or reorganization, the holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

MPLX will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the applicable prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the registrar we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the registrar in the applicable prospectus supplement. We may designate additional registrars or rescind the designation of any registrar or approve a change in the office through which any registrar acts, but we must maintain a registrar in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the applicable prospectus supplement or its nominee. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act, or other applicable statute, rule or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal of, and any premium or interest on, a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such payment.

We will pay principal of, and any premium or interest on, the debt securities at the office of our designated paying agent. Unless the applicable prospectus supplement indicates otherwise, a corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal of, and any premium or interest on, any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as a general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge with or into any other person, in a transaction in which we are not the surviving entity, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Other Covenants

A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the applicable indenture specifically for the benefit of holders of a particular series.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay the principal of, or any premium on, any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to deposit any sinking fund payment when due;

•

failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the applicable prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of acceleration have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee indemnity or security satisfactory to it. If the holders provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered indemnity satisfactory to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•

the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities computed as of the record date.

Satisfaction and Discharge; Defeasance

We will be deemed to have fully satisfied and discharged the indenture with respect to any series of debt securities if:

•	at any time, we deliver to the trustee for cancellation all debt securities of such series then outstanding; or

•

all debt securities of such series not delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and we have deposited as trust funds money, and/or obligations backed by the full faith and credit of the United States sufficient to pay at maturity or upon redemption all principal and premium, if any, and interest and other amounts due or to become due on such debt securities;

and, in each case, we delivered to the trustee an officer’s certificate and an opinion of counsel and satisfied such other customary conditions to the satisfaction and discharge of our obligations under the indenture.

In addition, we may elect to apply the provisions in the indentures relating to defeasance of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the applicable prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The senior indenture is, and the subordinated indenture, the guarantees and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE COMMON UNITS

The common units represent limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and are entitled to exercise the rights and privileges available to limited partners under our Sixth Amended and Restated Agreement of Limited Partnership, dated as of February 1, 2021, as may be amended or amended or restated from time-to-time, which we refer to as the “Partnership Agreement,” filed with the SEC, and incorporated by reference as an exhibit to the Form S-3 registration statement of which this prospectus forms a part.

For a description of the relative rights and preferences of holders of common units in and to partnership distributions, please read this section and “Provisions of Our Partnership Agreement Relating To Cash Distributions.” For a description of the rights and privileges of holders of common units under the Partnership Agreement, including voting rights, please read “Our Partnership Agreement.” We urge you to read the Partnership Agreement, as the Partnership Agreement, and not this description, governs our common units.

Units Outstanding

As of April 30, 2026, we had 1,014,733,719 common units outstanding, of which 367,318,267 were held by the public (including common units held by officers and directors of our general partner or MPC) and 647,415,452 were held by affiliates of MPC (excluding common units held by officers and directors of our general partner or MPC).

In addition, as of April 30, 2026, we had outstanding a non-economic general partner interest held by our general partner and a special limited partner interest that is held by an affiliate of our general partner. The special limited partner interest and a non-economic general partner interest held by an affiliate of our general partner. The non-economic general partner interest and special limited partner interest are not represented by units. Please read “Our Partnership Agreement” for a description of the rights and privileges of the non-economic general partner interest and special limited partner interest.

Exchange Listing

Our common units are listed on the New York Stock Exchange under the symbol “MPLX.”

Transfer Agent and Registrar

Computershare Trust Company, N.A. serves as the registrar and transfer agent for our common units. We will pay all fees charged by the transfer agent for transfers of common units, except the following that must be paid by our unitholders:

•	surety bond premiums to replace lost or stolen certificates, or to cover taxes and other governmental charges in connection therewith;

•	special charges for services requested by a holder of a common unit; and

•	other similar fees or charges.

There will be no charge to our unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units in accordance with the Partnership Agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, the Partnership Agreement;

•	represents and warrants that the transferee has the right, power, authority and capacity to enter into the Partnership Agreement; and

•	gives the consents, waivers and approvals contained in the Partnership Agreement.

Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and transferable according to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

DESCRIPTION OF OTHER CLASSES OF UNITS REPRESENTING LIMITED PARTNER INTERESTS

Our Partnership Agreement authorizes us to issue an unlimited number of limited partner interests and other equity securities in one or more classes, or one or more series of classes with the designations, preferences, rights, powers and duties fixed by our general partner without the approval of any of our limited partners. A copy of our Partnership Agreement is filed with the SEC, and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the Partnership Agreement, as the Partnership Agreement, and not this description, governs our classes of units representing limited partner interests.

As of April 30, 2026, we had outstanding a non-economic general partner interest held by our general partner and a special limited partner interest that is held by an affiliate of our general partner. The non-economic general partner interest and special limited partner interest are not represented by units. Please read “Our Partnership Agreement” for a description of the rights and privileges of the non-economic general partner interest and special limited partner interest.

Other Classes of Units

If we offer other classes of limited partner interests represented by units other than common units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the units and the number of units to constitute the class or series;

•	the number of units to be offered;

•	the public offering price at which the units will be issued;

•	any sinking fund provisions of the units;

•	the voting rights, if any, of the units;

•	the distribution rights of the units, if any;

•

whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

•

the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; and

•	any additional designations, preferences, rights, powers, duties and restrictions of the units.

The applicable prospectus supplement relating to any such units we offer will also include a discussion of certain material U.S. federal income tax consequences relating to ownership of the units (other than those consequences described in this prospectus).

The particular terms of any class or series of units will also be described in the amendment to our Partnership Agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.

The transfer agent, registrar and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

Set forth below is a summary of the significant provisions of the Partnership Agreement that relate to cash distributions.

Distributions of Available Cash

General

The Partnership Agreement requires that, within 60 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date selected by our general partner.

Definition of Available Cash

Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner to:

—	provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future credit needs subsequent to that quarter);

—	comply with applicable law, any of our debt instruments or other agreements; or

—

provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions if the effect of the establishment of such reserves will prevent us from distributing a minimum quarterly distribution of $0.2625 on all common units for the current quarter);

•	plus, if our general partner so determines, all or any portion of the cash on hand or cash equivalents resulting from working capital borrowings made subsequent to the end of such quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter to pay distributions to unitholders. Under the Partnership Agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within 12 months with funds other than from additional working capital borrowings.

Available cash is to be distributed under the Partnership Agreement to the holders of the common units, pro rata, as of the record date selected by our general partner.

Except in the event of our dissolution and liquidation, the holder of the special limited partner interest shall not be entitled to any distributions. Our general partner is not entitled to receive quarterly distributions with respect to its non-economic general partner interest.

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders will be characterized as either being paid from “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Operating Surplus

We define operating surplus as:

•	$60.0 million (as described below); plus

•

all of our cash receipts after October 31, 2012, the closing of our initial public offering, which we refer to as our “Initial Public Offering,” excluding cash from interim capital transactions (as defined below) and the termination of hedge contracts, provided that cash receipts from the termination of a commodity hedge or interest rate hedge prior to its specified termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such commodity hedge or interest rate hedge; plus

•	all of our cash receipts made after the end of a quarter but on or before the date of determination of operating surplus for that quarter resulting from working capital borrowings; plus

•

cash distributions paid in respect of equity issued, other than equity issued in the Initial Public Offering, to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; less

•	all of our operating expenditures (as defined below) after the closing of the Initial Public Offering; less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such 12-month period with the proceeds of additional working capital borrowings.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by operations. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $60.0 million of cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if working capital borrowings, which increase operating surplus, are not repaid during the 12-month period following the borrowing, they will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as a further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

We define interim capital transactions as (i) borrowings, refinancings or refundings of indebtedness (other than working capital borrowings and items purchased on open account or for a deferred purchase price in the ordinary course of business) and sales of debt securities, (ii) sales of equity securities, (iii) sales or other dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as part of normal asset retirements or replacements, and (iv) capital contributions received.

We define operating expenditures as all of our cash expenditures, including, but not limited to, taxes, reimbursements of expenses of our general partner and its affiliates, officer, director and employee compensation, debt service payments, payments made in the ordinary course of business under interest rate hedge contracts and commodity hedge contracts (provided that payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its settlement or termination date specified therein will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract and amounts paid in connection with the initial purchase of a rate hedge contract or a commodity hedge contract will be amortized at the life of such rate hedge contract or commodity hedge contract), maintenance capital expenditures (as discussed in further detail below), and repayment of working capital borrowings; provided, however, that operating expenditures do not include:

•	repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

•	payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

•	expansion capital expenditures (as discussed in further detail below);

•	payment of transaction expenses (including taxes) relating to interim capital transactions;

•	distributions to our partners;

•	repurchases of partnership interests (excluding repurchases we make to satisfy obligations under employee benefit plans); or

•

any other expenditures or payments using the proceeds of our Initial Public Offering or subsequent offerings that are described above under “Use of Proceeds” relating to our Initial Public Offering or such subsequent offerings.

Capital Surplus

Capital surplus is defined in the Partnership Agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities;

•

sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets; and

•	capital contributions received.

Characterization of Cash Distributions

All available cash distributed by us on any date from any source will be treated as distributed from operating surplus until the sum of all available cash distributed by us since October 31, 2012, the closing of our

Initial Public Offering, equals the operating surplus from such date through the end of the quarter immediately preceding that distribution. We anticipate that distributions from operating surplus will generally not represent a return of capital. However, operating surplus, as defined in the Partnership Agreement, includes certain components, including a $60.0 million cash basket, that represent non-operating sources of cash. Consequently, it is possible that all or a portion of specific distributions from operating surplus may represent a return of capital. Any available cash distributed by us in excess of our cumulative operating surplus will be deemed to be capital surplus under the Partnership Agreement. The Partnership Agreement treats a distribution of capital surplus as the repayment of the initial unit price from our Initial Public Offering and as a return of capital. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, our operating capacity or operating income. Examples of maintenance capital expenditures are expenditures to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows, or to maintain integrity and safety and to address environmental laws and regulations.

Expansion capital expenditures are cash expenditures incurred for acquisitions or capital improvements that we expect will increase our operating capacity or operating income over the long term. Examples of expansion capital expenditures include the acquisition of equipment, or the construction, development or acquisition of additional pipeline or storage capacity to the extent such capital expenditures are expected to expand our long-term operating capacity or operating income. Expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date that such capital improvement commences commercial service and the date that such capital improvement is abandoned or disposed of. Capital expenditures that are made in part for maintenance capital purposes and in part for expansion capital purposes will be allocated as maintenance capital expenditures or expansion capital expenditures by our general partner.

Distributions of Cash upon Liquidation

If we dissolve in accordance with the Partnership Agreement, a liquidator will be appointed to dispose of our assets, discharge our liabilities and otherwise wind up our business and affairs in the manner and time frame the liquidator deems is appropriate, subject to the Delaware Revised Uniform Limited Partnership Act, as amended, supplemented or restated from time to time, and any successor to such statute, which we refer to as the “Delaware Act,” and the following:

•

Our assets may be disposed of by public or private sale or by distribution in kind to one or more partners on such terms as the liquidator and such partners may agree. The liquidator may defer the liquidation or distribution of our assets for a reasonable time if it determines that an immediate sale would be impractical or would cause undue loss to the partners.

•

Liabilities include amounts owed to the liquidator as compensation for serving in such capacity and amounts owed to partners otherwise than in respect of their distribution rights under the Partnership Agreement. With respect to any liability that is contingent, conditional, unmatured or otherwise not yet due and payable, the liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve will be distributed as additional liquidation proceeds.

•

All property and all cash in excess of that required to discharge liabilities as described above, will be distributed to the partners in accordance with, and to the extent of, the positive balances in their respective capital accounts, as determined after taking into account all capital account adjustments set forth in the Partnership Agreement for the taxable period during which liquidation occurs (as determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)). Such distribution will be made by the end of such taxable period or, if later, within 90 days after the date of liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to cause the capital accounts of the unitholders to reflect the different distributions intended for the different classes of units and other limited partner interests. However, there may not be sufficient gain upon our liquidation to enable the unitholders to fully recover all of these amounts, even though there may be cash available for distribution.

Any cash or cash equivalents available for distribution upon liquidation shall be distributed to the holders of common units or other limited partner interests.

Special Distributions in Consideration of Contributions by Partners

Our general partner may, from time-to-time, cause the Partnership to make special distributions of cash to one or more of our partners, including affiliates of our general partner, in connection with, and in full or partial consideration of, the contribution, assignment, transfer or conveyance of property, assets or rights or any interests therein by such partners to the Partnership. For the avoidance of doubt, such special distributions shall not be considered distributions of Available Cash and shall not be subject to, or required to be distributed in accordance with, the requirements applicable to other distributions made under the Partnership Agreement.

OUR PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of the Partnership Agreement. The Partnership Agreement is filed with the SEC as an exhibit to the registration statement to which this prospectus forms a part. We will provide prospective investors with a copy of the Partnership Agreement upon request at no charge.

We summarize the following provisions of the Partnership Agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Provisions of Our Partnership Agreement Relating to Cash Distributions” above;

•	with regard to provisions specific to common units, please read “Description of the Common Units” above;

•

with regard to provisions specific to other classes of units representing limited partner interests, please read “Description of Other Classes of Units Representing Limited Partner Interests” above; and

•	with regard to allocations of taxable income and taxable loss, please read “Material U.S. Federal Income Tax Consequences.”

Organization and Duration

Our partnership was organized on March 27, 2012 and will have a perpetual existence unless terminated pursuant to the terms of the Partnership Agreement.

Purpose

Our purpose under the Partnership Agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our general partner shall not cause us to engage, directly or indirectly, in any business activity that our general partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes.

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Management

Our general partner conducts, directs and manages all activities of MPLX. Except as otherwise expressly provided in the Partnership Agreement, all management powers over the business and affairs of MPLX are exclusively vested in our general partner and no limited partner has any management power over the business and affairs of MPLX. Our general partner has full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct our business.

Contractual Duties; Conflicts of Interest

Whenever our general partner or its board of directors, or any committee thereof, including the Conflicts Committee (as defined in the Partnership Agreement), makes a determination or takes or declines to take any other action, or any affiliate of our general partner causes our general partner to do so, in its capacity as the general partner of MPLX, as opposed to in its individual capacity, then, unless another express standard is provided for in the Partnership Agreement, our general partner, any member of the board of directors of our general partner (or any committee thereof) or such affiliates shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by the Partnership Agreement, any other agreement or under the Delaware Act or any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of the Partnership Agreement if the person or persons making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction is not adverse to the best interests of MPLX and its subsidiaries.

When a potential conflict of interest exists or arises between our general partner or any of its affiliates (excluding MPLX and its subsidiaries), on the one hand, and MPLX, its subsidiaries or any partner, on the other, any resolution or course of action by our general partner or its affiliates in respect of such conflict of interest shall be permitted and deemed approved by all partners, and shall not constitute a breach of the Partnership Agreement or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is:

•

approved by a majority of the members of the Conflicts Committee (as defined in the Partnership Agreement) established in accordance with the Partnership Agreement acting in good faith, which is referred to as “Special Approval” in the Partnership Agreement;

•	on terms no less favorable to MPLX than those generally being provided to or available from unrelated third parties; or

•

fair and reasonable to MPLX, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to MPLX).

Our general partner will not be required in connection with its resolution of such conflict of interest to seek Special Approval by the Conflicts Committee or unitholder approval of such resolution, and our general partner may also adopt a resolution or course of action that has not received such approval. Whenever our general partner makes a determination to refer any potential conflict of interest to the Conflicts Committee for special approval, seek MPLX unitholder approval or adopt a resolution or course of action that has not received special approval or MPLX unitholder approval, then our general partner shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the partnership or any limited partner, and the general partner shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this agreement or under the Delaware Act or any other law, rule or regulation or at equity, and our general partner in making such determination or taking or declining to take such other action shall be permitted to do so in its sole and absolute discretion. If special approval is sought, or if neither special approval nor unitholder approval is sought and the board of directors of our general partner determines that the resolution or course of action satisfies the third or fourth bullet points above, then it will be presumed that the Conflicts Committee or the board of directors, as applicable, acted in good faith.

The Partnership Agreement also entitles our general partner to take or decline to take any action in its individual capacity, as opposed to in its capacity as the general partner of MPLX, free of any fiduciary duty or obligation whatsoever to MPLX or any limited partner and with no requirement to act in good faith.

Voting Rights

The following is a summary of the unitholder vote required for the matters specified below. Matters that require the approval of a “unit majority” require the approval of holders of a majority of the outstanding common units and a majority of any other class of units, if any, entitled to vote on the matter, voting as a single class.

In voting their common units, our general partner and its affiliates will have no duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners. As of April 30, 2026, our general partner and its affiliates (excluding officers and directors of our general partner or MPC) collectively owned approximately 64% of the outstanding common units.

Issuance of additional units	No common unitholders approval rights. Please read “—Issuance of Additional Securities; Preemptive Rights or Similar Rights.”

Amendment of the Partnership Agreement	Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read “—Amendments of our Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority. Please read “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please read “—Termination and Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please read “—Termination and Dissolution.”

Withdrawal of the general partner	No approval right. Please read “—Withdrawal or Removal of our General Partner.”

Removal of the general partner	Not less than 66 2/3% of the outstanding common, voting as a single class, including units held by our general partner and its affiliates. Please read “—Withdrawal or Removal of our General Partner.”

Transfer of the general partner interest	No approval right. Please read “—Transfer of General Partner Interest.”

Transfer of ownership interests in our general partner	No approval right. Please read “—Transfer of Ownership Interests in our General Partner.”

Declarations of payment of any distributions from capital surplus	No approval right. Please read “— Operating Surplus and Capital Surplus”

Special Limited Partner Interest. Holders of the Special Limited Partner Interest do not have any voting rights, except as provided by the Delaware Act.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that it otherwise acts in conformity with the provisions of the Partnership Agreement, its liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital it is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to the Partnership Agreement; or

•	to take other action under the Partnership Agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that a limited partner is a general partner. Neither the Partnership Agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their limited partner interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that liability. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from the Partnership Agreement.

Our subsidiaries conduct business in several states and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a member of our operating company may require compliance with legal requirements in the jurisdictions in which our operating company conducts business, including qualifying our subsidiaries to do business there.

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interests in our operating subsidiaries or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to the Partnership Agreement, or to take other action under the Partnership Agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities; Preemptive Rights or Similar Rights

The Partnership Agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

It is possible that we will fund acquisitions, distributions or our capital expenditures through the issuance of additional common units, preferred units, general partner units or other partnership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units, preferred units, general partner units or other partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of the Partnership Agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, the Partnership Agreement does not prohibit the issuance by our subsidiaries of equity interests, which may effectively rank senior to the common units.

Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, or other partnership interests whenever, and on the same terms that, we issue those interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The other holders of common units will not have preemptive rights to acquire additional common units or other partnership interests.

No class of units representing limited partner interests is subject to any sinking fund provisions.

Amendments of Our Partnership Agreement

General

Amendments to the Partnership Agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to us or our limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment.

Prohibited Amendments

No amendment may be made that would:

•

enlarge the obligations of any limited partner without its consent, unless such is deemed to have occurred as a result of an amendment approved by at least a majority of the type or class of limited partner interests so affected; or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without its consent, which consent may be given or withheld at its option.

No Unitholder Approval

Our general partner may generally make amendments to the Partnership Agreement without the approval of any limited partner to reflect:

•	a change in our name, the location of our principal office, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with the Partnership Agreement;

•

a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

•

an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees, from in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974 (ERISA), whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

•	an amendment that our general partner determines to be necessary or appropriate for the authorization or issuance of additional partnership interests;

•	any amendment expressly permitted in the Partnership Agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Partnership Agreement;

•

any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership or other entity, in connection with our conduct of activities permitted by the Partnership Agreement;

•	a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of such change;

•

mergers with, conveyances to or conversions into another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conveyance or conversion other than those it receives by way of the merger, conveyance or conversion; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to the Partnership Agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect in any material respect the limited partners considered as a whole or any particular class of partnership interests as compared to other classes of partnership interests;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed or admitted to trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of the Partnership Agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of the Partnership Agreement or are otherwise contemplated by the Partnership Agreement.

Unitholder Approval

Except as described below, an amendment must be approved by a unit majority unless a greater or different percentage is required under the Partnership Agreement as described below.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the type or class of partnership interests so affected. Any amendment that would increase the percentage of units required to take any action or change the required vote of any class of partnership interest, other than to remove our general partner or call a meeting of unitholders, must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than two-thirds of the class to be changed. Any amendment that would reduce the percentage of units required to take any action, other than to remove our general partner or call a meeting of unitholders, must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be reduced. Any amendment that would increase the percentage of units required to call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute a unit majority.

Opinion of Counsel

For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under Delaware law.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

MPLX may merge or consolidate with or convert into one or more entities (including a corporation, limited liability company, trust or unincorporated business) pursuant to a merger agreement or plan of conversion approved in accordance with the Partnership Agreement.

A merger, consolidation or conversion of our partnership requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interest of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing.

Our general partner must also approve the merger agreement or plan of conversion, as the case may be, which must include certain information as set forth in the Partnership Agreement. Subject to certain exceptions set forth in the Partnership Agreement and described below, once approved by our general partner, the merger agreement or plan of conversion must be submitted to a vote or approval by written consent of the limited partners. The merger agreement or plan of conversion generally must be approved by a unit majority, except to the extent that the merger agreement or plan of conversion effects an amendment to the Partnership Agreement that requires the approval of a greater percentage of outstanding units or any class of limited partners as described below under “—Amendments of our Partnership Agreement.”

Our general partner may consummate any merger with another limited liability entity without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to the Partnership Agreement requiring unitholder approval, each of our units will be an identical unit of our partnership following the transaction and the partnership interests to be issued by us in such merger do not exceed 20.0% of our outstanding partnership interests immediately prior to the transaction.

In addition, if the conditions specified in the Partnership Agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and our general partner determines that the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in the Partnership Agreement.

The Partnership Agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell any or all of our assets under a foreclosure or other realization upon those encumbrances without that approval.

The unitholders are not entitled to dissenters’ rights of appraisal under the Partnership Agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited partnership until dissolved and terminated under the Partnership Agreement. We will dissolve upon:

•

the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with the Partnership Agreement or withdrawal or removal followed by approval and admission of a successor;

•	the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

•	the entry of a decree of judicial dissolution of our partnership pursuant to the provisions of the Delaware Act; or

•	there being no limited partners, unless we are continued without dissolution in accordance with the Delaware Act.

Upon a dissolution under the first bullet above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in the Partnership Agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•

neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate to, liquidate our assets and apply the proceeds of the liquidation as described in “Provisions of Our Partnership

Agreement Relating to Cash Distributions—Distributions of Cash upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of our General Partner

Our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of the Partnership Agreement.

Upon voluntary withdrawal of our general partner by giving notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue our business by appointing a successor general partner. Please read “—Termination and Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of our outstanding common units, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of a unit majority. The ownership of more than 33 1/3% of the combined number of outstanding common units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal. As of April 30, 2026, our general partner and its affiliates (excluding officers and directors of our general partner or MPC) collectively owned approximately 64% of the combined number of outstanding common units.

The Partnership Agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal, our general partner will have the right to require its successor to purchase the general partner interest for cash based on the fair market value of the general partner interest as of the effective date of its removal. In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates the Partnership Agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner for a cash payment equal to the fair market value of those interests.

In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

Our general partner may transfer all or any of its general partner interest without unitholder approval subject to the satisfaction of certain conditions as set forth in the partnership agreement. In addition, our general partner and its affiliates may at any time transfer common units or other classes of limited partner interest held by them to one or more persons, without unitholder approval.

Transfer of Ownership Interests in our General Partner

At any time, MPC and its affiliates may sell or transfer all or part of their membership interest in our general partner, or their membership interests in MPC Investment LLC, the sole member of our general partner, to an affiliate or third party without the approval of our unitholders.

Change of Management Provisions

Unitholders have only limited voting rights on matters set forth in the Partnership Agreement and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders do not elect our general partner or the board of directors of our general partner on an annual or other continuing basis. The board of directors of our general partner is chosen by the member of our general partner, which is a wholly owned subsidiary of MPC.

In addition, the Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove MPLX GP LLC as our general partner or otherwise change our management. Please read “—Withdraw or Removal of our General Partner” above.

Meetings of the unitholders may be called only by our general partner or by unitholders owning at least 20.0% of the outstanding units of the class for which a meeting is proposed. In addition, other provisions of the Partnership Agreement limit the ability of limited partners to obtain information about MPLX’s operations in addition to limiting the unitholders’ ability to influence the manner and direction of management.

Generally, if any person or group other than our general partner and its affiliates acquires beneficial ownership of 20.0% or more of any class of units, that person or group loses voting rights on all of its units, and such units will not be considered to be outstanding for purposes of calling a meeting of our limited partners. The provisions do not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group who are notified by our general partner that they will not lose their voting rights or to any person or group who acquires the units with the prior approval of the board of directors of our general partner. Please read “—Withdrawal or Removal of our General Partner.”

Limited Call Right

If at any time our general partner and its affiliates own more than 85.0% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of such class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10, but not more than 60, days’ written notice.

The purchase price in the event of this purchase is the greater of:

•

the highest cash price paid by either our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the current market price calculated in accordance with the Partnership Agreement as of the date three business days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read “Material Federal Income Tax Consequences—Disposition of Common Units.”

Redemption of Ineligible Holders

In order to avoid any material adverse effect on the maximum applicable rates that can be charged to customers by our subsidiaries on assets that are subject to rate regulation by FERC or analogous regulatory body, the general partner at any time can request a transferee or a unitholder to certify or re-certify:

•	that the transferee or unitholder is an individual or an entity subject to U.S. federal income taxation on the income generated by us; or

•

that, if the transferee unitholder is an entity not subject to U.S. federal income taxation on the income generated by us, as in the case, for example, of a mutual fund taxed as a regulated investment company or a partnership, all the entity’s owners are subject to U.S federal income taxation on the income generated by us.

Furthermore, in order to avoid a substantial risk of cancellation or forfeiture of any property, including any governmental permit, endorsement or other authorization, in which we have an interest as the result of any federal, state or local law or regulation concerning the nationality, citizenship or other related status of any unitholder, our general partner may at any time request unitholders to certify as to, or provide other information with respect to, their nationality, citizenship or other related status.

The certifications as to taxpayer status and nationality, citizenship or other related status can be changed in any manner our general partner determines is necessary or appropriate to implement its original purpose.

If a unitholder fails to furnish the certification or other requested information within 30 days or if our general partner determines, with the advice of counsel, upon review of such certification or other information that a unitholder does not meet the status set forth in the certification, we will have the right to redeem all of the units held by such unitholder at the market price as of the date three days before the date the notice of redemption is mailed.

The purchase price will be paid in cash or by delivery of a promissory note, as determined by our general partner. Any such promissory note will bear interest at the rate of 5.0% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date. Further, the units will not be entitled to any allocations of income or loss, distributions or voting rights while held by such unitholder.

Meetings; Voting

Except as described below regarding a person or group owning 20.0% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units that would be necessary to authorize or take that action at a meeting where all limited partners were present and voted. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20.0% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage. The units representing the general partner interest are units for distribution and allocation purposes, but do not entitle our general partner to any vote other than its rights as general partner under the Partnership Agreement, will not be entitled to vote on any action required or permitted to be taken by the unitholders and will not count toward or be considered outstanding when calculating required votes, determining the presence of a quorum, or for similar purposes.

If at any time any person or group (other than our general partner and its affiliates, a direct transferee of our general partner and its affiliates, a transferee of such direct transferee who is notified by our general partner that it will not lose its voting rights, any other person or group who acquires an interest with the prior approval of the board of directors of our general partner acquires, in the aggregate, beneficial ownership of 20.0% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise. Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under the Partnership Agreement will be delivered to the record holder by us or by the transfer agent.

Status as a Limited Partner

By transfer of common units or any other limited partner interest in accordance with the Partnership Agreement, each transferee of common units or such other limited partner interest shall be admitted as a limited partner with respect to the limited partner interest transferred when such transfer and admission is reflected in our register. Except as described under “—Limited Liability,” all limited partner interests issued will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

Under the Partnership Agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, expenses (including legal fees and expenses) or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was a director, officer, managing member, manager, general partner, fiduciary or trustee of us or our subsidiaries, or any entity set forth in the preceding three bullet points;

•

any person who is or was serving as director, officer, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our general partner or any departing general partner or any of their affiliates; and

•	any person designated by our general partner because such person’s status, service or relationship expose such person to claims or suits relating to our business and affairs.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We will purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under the Partnership Agreement.

Reimbursement of Expenses

The Partnership Agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for financial reporting purposes on an accrual basis. For fiscal and tax reporting purposes, our fiscal year is the calendar year.

We will mail or make available to each record holder of a unit, within 105 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also mail or make available summary financial information within 50 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information.

Right to Inspect our Books and Records

The Partnership Agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at its own expense, have furnished to him:

•	a current list of the name and last known address of each record holder;

•	copies of the Partnership Agreement and our certificate of limited partnership and all amendments thereto; and

•	certain information regarding the status of our business and financial condition.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner determines is not in our best interests or that we are required by law or by agreements with third parties to keep confidential. The Partnership Agreement limits the right to information that a limited partner would otherwise have under Delaware law.

General Partner Registration Rights

Under the Partnership Agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership interests proposed to be sold by our general partner or any of its affiliates, other than individuals, or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of MPLX GP LLC as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

Exclusive Forum

The Partnership Agreement provides that the Court of Chancery of the State of Delaware shall be the exclusive forum for any claims, suits, actions or proceedings:

•

arising out of or relating in any way to the Partnership Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the Partnership Agreement or the duties, obligations or liabilities among our limited partners, or obligations or liabilities of our limited partners to us, or the rights or powers of, or restrictions on, our limited partners or us);

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a duty owed by any of our, or our general partner’s, directors, officers, or other employees, or owed by our general partner, to us or our limited partners;

•	asserting a claim against us arising pursuant to any provision of the Delaware Act; or

•	asserting a claim against us governed by the internal affairs doctrine.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may restrict a limited partner’s ability to bring a claim against us or directors, officers or other employees of ours or our general partner in a forum that it finds favorable, which may discourage limited partners from bringing such claims at all.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or similar governing documents have been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in the Partnership Agreement to be inapplicable or unenforceable in such action. If a court were to find the forum selection provision contained in the Partnership Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in another forum, which could materially adversely affect our business, financial condition and results of operations.

Notwithstanding anything to the contrary above, the forum selection provision does not apply to any claims, actions or proceedings arising under the Securities Act or the Exchange Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of certain of the material U.S. federal income tax considerations that may be relevant to prospective common unitholders who are individual citizens or residents of the U.S. and, unless otherwise noted in the following discussion, is the opinion of Jones Day, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Internal Revenue Code,” existing and proposed Treasury regulations promulgated under the Internal Revenue Code, which we refer to as the “Treasury Regulations,” and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to MPLX LP and our operating subsidiaries and references in this section to “units” or “unitholders” are references to only our common units and common unitholders.

The following discussion does not comment on all U.S. federal income tax matters affecting us or our common unitholders. Moreover, the discussion focuses on common unitholders who are individual citizens or residents of the U.S. and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other common unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts, or “IRAs,” real estate investment trusts or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to alternative minimum tax, and persons deemed to sell their units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments to a limited extent on state, local and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult his or her own tax advisor in analyzing the state, local and foreign tax consequences particular to him or her of the ownership or disposition of common units and potential changes in applicable tax laws.

The Internal Revenue Service, which we refer to as the “IRS,” has issued us private letter rulings confirming that a portion of our operations generates “qualifying income” under Section 7704 of the Internal Revenue Code. Otherwise, the IRS has made no determination as to our status or the status of our operating subsidiaries for U.S. federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we will rely on opinions of Jones Day. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our common unitholders and our general partner and thus will be borne indirectly by our common unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of U.S. federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Jones Day and are based on the accuracy of the representations made by us.

For the reasons described below, Jones Day has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (ii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”); and (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Disposition of Common Units—Uniformity of Units”).

Partnership Status

A partnership is not a taxable entity and generally incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account his or her share of items of income, gain, loss and deduction of the partnership in computing his or her U.S. federal income tax liability, regardless of whether cash distributions are made to him or her by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him or her is in excess of the partner’s adjusted tax basis in his or her partnership interest. Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90.0% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, processing, storage and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. Based on estimates consistent with our last quarterly earning disclosure and our expectations about changes in relative income sources, we estimate that less than 2.0% of our current gross income on a pro forma basis is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Jones Day is of the opinion that at least 90.0% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

The IRS has issued us private letter rulings confirming that a portion of our operations generates “qualifying income” under Section 7704 of the Internal Revenue Code. Otherwise, the IRS has made no determination as to our status or the status of our operating subsidiaries for U.S. federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Jones Day on such matters. It is the opinion of Jones Day that, based upon the Internal Revenue Code, Treasury Regulations, published revenue rulings and court decisions, our private letter ruling, and the representations described below that:

•	We will be classified as a partnership for U.S. federal income tax purposes; and

•

Each of our operating subsidiaries (other than certain exceptions noted to Jones Day by us) will be treated as a partnership or will be disregarded as an entity separate from us for U.S. federal income tax purposes.

In rendering its opinion, Jones Day has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Jones Day has relied include:

•

Neither we nor any of the operating subsidiaries (other than certain exceptions noted to Jones Day by us) has elected or will elect to be treated as a corporation for U.S. federal income tax purposes; and

•

For each taxable year, more than 90.0% of our gross income has been and will be income of the type that Jones Day has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

We believe that these representations have been true in the past, are true as of the date hereof and expect that these representations will continue to be true in the future.

The present federal income tax treatment of publicly traded partnerships or an investment in the units of publicly traded partnerships may be modified by administrative or legislative action or judicial interpretation at any time. For example, from time to time, the President and members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, such as proposals eliminating the Qualifying Income Exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes. We are unable to predict whether any such changes will ultimately be enacted, but it is possible that a change in law could affect us and may, if enacted, be applied retroactively. Any such changes could affect our ability to meet the Qualifying Income Exception and could negatively impact the value of an investment in our common units.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were treated as a corporation for U.S. federal income tax purposes in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our corporate income tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his or her common units, or taxable capital gain, after the unitholder’s tax basis in his or her common units is reduced to zero. Accordingly, taxation as a corporation could result in a material reduction in any unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Jones Day’s opinion that we will be classified as a partnership for U.S. federal income tax purposes.

Limited Partner Status

Unitholders of MPLX LP will be treated as partners of MPLX LP for U.S. federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of MPLX LP for U.S. federal income tax purposes.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his or her status as a partner with respect to those units for U.S. federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Income, gain, deductions or losses would not appear to be reportable by any unitholder who is not a partner for U.S. federal income tax purposes, and any cash distributions received by any unitholder who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to their tax consequences of holding common units in MPLX LP. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in MPLX LP for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion below under “—Tax Consequences of Unit Ownership—Entity-Level Collections” we will not pay any U.S. federal income tax. Instead, each unitholder will be required to report on his or her income tax return his or her share of our income, gains, losses and deductions without regard to whether we make cash distributions to him or her. Consequently, we may allocate income to a unitholder even if he or she has not received a cash distribution. Each unitholder will be required to include in income his or her allocable share of our income, gains, losses and deductions for our taxable year ending with or within his or her taxable year. Our taxable year ends on December 31.

Treatment of Distributions

Distributions by us to any unitholder generally will not be taxable to the unitholder for U.S. federal income tax purposes, except to the extent that the amount of any such cash distribution exceeds his or her tax basis in his or her common units immediately before the distribution. Our cash distributions in excess of any unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “—Disposition of Common Units.” Any reduction in any unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent that our distributions cause any unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he or she must recapture any losses deducted in previous years. Please read “—Tax Consequences of Unit Ownership—Limitations on Deductibility of Losses.”

A decrease in any unitholder’s percentage interest in us because of our issuance of additional common units will decrease his or her share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to any unitholder, regardless of his or her tax basis in his or her common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture and/or substantially appreciated “inventory items,” each as defined in the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed his or her proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Tax Basis of Common Units

A unitholder’s initial tax basis for his or her common units will be the amount he or she paid for the common units plus his or her share of our nonrecourse liabilities. That tax basis will be increased by his or her share of our income and by any increases in his or her share of our nonrecourse liabilities. That tax basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his or her share of our nonrecourse liabilities, by his or her share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized and by any excess business interest allocated to the unitholder. Immediately prior to the disposition of common units, a unitholder’s tax basis in such common units will be increased by the amount of any excess business interest that has not been deducted by him due to applicable limitations. Please read “—Tax Consequences of Unit Ownership—Limitations on Deductibility of Losses.” A unitholder will have no share of our debt that is recourse to our general partner to the extent of the general partner’s “net value” as defined in regulations under Section 752 of the Internal Revenue Code, but will have a share, generally based on his or her share of profits, of our nonrecourse liabilities. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by any unitholder of his or her share of our losses will be limited to the tax basis in his or her units and, in the case of an individual unitholder, any unitholder that is an estate or trust, or a corporate unitholder (if more than 50.0% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his or her tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his or her at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to any unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his or her at-risk amount is subsequently increased, provided such losses do not exceed such unitholder’s tax basis in his or her common units. Upon the taxable disposition of a unit, any gain recognized by any unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the tax basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, any unitholder will be at risk to the extent of the tax basis of his or her units, excluding any portion of that tax basis attributable to his or her share of our nonrecourse liabilities, reduced by (i) any portion of that tax basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he or she borrows to acquire or hold his or her units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his or her share of our nonrecourse liabilities.

In addition to the tax basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or any unitholder’s investments in other publicly traded partnerships, or the unitholder’s salary, active business or other income. Passive losses that are not deductible because they exceed any unitholder’s share of income we generate may be deducted in full when he or she disposes of his or her entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the tax basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

For taxpayers other than corporations, an additional “excess business loss” limitation may further limit the deductibility of losses. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation or any deduction allowable for net operating losses, qualified business income or capital losses) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses (subject to certain limitations in the case of capital gains) plus a threshold amount. The threshold amount is adjusted annually for inflation. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk or passive loss limitations will be included in the determination of such unitholder’s aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder’s other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder’s non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.

Limitations on Interest Deductions

In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for this “business interest” generally is limited to the sum of our business interest income and 30% of our “adjusted taxable income.” For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss. Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our unitholders is determined without regard to such unitholder’s distributive share of any of our items of income, gain, deduction or loss and is increased by such unitholder’s distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year.

To the extent our deduction for business interest is not limited, we will allocate the full amount of our deduction for business interest among our unitholders in accordance with their percentage interests in us. To the extent our deduction for business interest is limited, the amount of any disallowed deduction for business interest will also be allocated to each unitholder in accordance with their percentage interest in us, but such amount of “excess business interest” will not be currently deductible. Subject to certain limitations and adjustments to a unitholder’s basis in its units, this excess business interest may be carried forward and deducted by a unitholder in a future taxable year.

In addition to this limitation on the deductibility of a partnership’s business interest, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of any unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholders’ share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we are required or elect under applicable law to pay any U.S. federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the Partnership Agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the Partnership Agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

In general, after allocations are made to holders of preferred units in us according to the terms of such preferred units and certain other special allocations are made, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the holders of common units in accordance with their percentage interests in us. In general, if we have a net loss, that loss will be allocated first to our general partner and the holders of common units in accordance with their percentage interests in us to the extent of their positive capital accounts, second to our preferred unitholders to the extent of and in proportion to their positive capital accounts, and third, to our general partner.

Specified items of our income, gain, loss and deduction will be allocated to account for (i) any difference between the tax basis and fair market value of our assets at the time of an offering and (ii) any difference between the tax basis and fair market value of any property contributed to us by the general partner and its affiliates (or by a third party) that exists at the time of such contribution, together referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as “Section 704(c) Allocations,” to any unitholder purchasing common units in an offering of securities hereunder will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of an offering of securities hereunder. In the event we issue additional common units or engage in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to the general partner and all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of his or her interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his or her relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.

Jones Day is of the opinion that, with the exception of the issues described in “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations under the Partnership Agreement will be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he or she would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	while not entirely free from doubt, all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Jones Day has not rendered an opinion regarding the tax treatment of any unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax Rates

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37.0% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 20.0%. Such rates are subject to change by new legislation at any time.

An additional 3.8% Medicare tax is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes any unitholder’s allocable share of our income and gain realized by any unitholder from a sale of units (without taking into account the 20.0% deduction relating to “qualified business income” discussed below). In the case of an individual, the tax will be imposed on the lesser of (1) the unitholder’s net investment income and (2) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income and (2) the excess of adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

An individual unitholder is also entitled to a deduction equal to 20.0% of his or her allocable share of our “qualified business income.” For purposes of this deduction, our “qualified business income” is equal to the sum of:

•

the net amount of our U.S. items of income, gain, deduction and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends, which are taxed at a rate of 20.0%); and

•

any gain recognized upon a disposition of our units to the extent such gain is attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” and is thus treated as ordinary income under Section 751 of the Internal Revenue Code.

Section 754 Election

We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit us to adjust a common unit purchaser’s tax basis in our assets, or “inside basis,” under Section 743(b) of the Internal Revenue Code to reflect his or her purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to any unitholder will be considered to have two components: (i) his or her share of our tax basis in our assets, or “common basis,” and (ii) his or her Section 743(b) adjustment to that basis.

We have adopted the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168 of the Internal Revenue Code, is generally required to be depreciated using either the straight-line method or the 150.0% declining balance method. Under the Partnership Agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “—Disposition of Common Units—Uniformity of Units.”

We are depreciating the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treating that portion as non-amortizable to the extent attributable to property which is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which does not directly apply to a material portion of our assets. To the extent that this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we have applied (and expect to continue to apply) the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Disposition of Common Units—Uniformity of Units.” Any unitholder’s tax basis for his or her common units is reduced by his or her share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate the unitholder’s tax basis in his or her common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Common Units—Recognition of Gain or Loss.” Jones Day is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

Subject to certain limitations, a Section 743(b) adjustment may create additional depreciable basis that is eligible for bonus depreciation under Section 168(k) of the Internal Revenue Code to the extent the adjustment is attributable to certain depreciable property and not to goodwill or real property. However, because it is likely that we will not be able to determine whether transfers of our units satisfy all of the eligibility requirements and due to other limitations regarding administrability, we may elect out of the bonus depreciation provisions of Section 168(k) of the Internal Revenue Code with respect to basis adjustments under Section 743(b) of the Internal Revenue Code.

A Section 754 election is advantageous if the transferee’s tax basis in his or her units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his or her share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his or her units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A tax basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial tax basis reduction. Generally, a built-in loss or a tax basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he or she would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each unitholder will be required to include in income his or her share of our income, gain, loss and deduction for our taxable year ending within or with his or her taxable year. In addition, any unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his or her units following the close of our taxable year but before the close of his or her taxable year must include his or her share of our income, gain, loss and deduction in income for his or her taxable year, with the result that he or she will be required to include in income for his or her taxable year his or her share of more than 12 months of our income, gain, loss and deduction. Please read “—Disposition of Common Units—Allocations Between Transferors and Transferees.”

Initial Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The U.S. federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering of securities hereunder will be borne by our general partner and all of our unitholders as of that time. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods, including, to the extent available, the first-year bonus depreciation, equal to 100.0% of the adjusted basis of certain depreciable property, under Section 168(k) of the Internal Revenue Code, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “—Disposition of Common Units—Uniformity of Units.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, any unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his or her interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss.”

The costs we incur in selling our units, called “syndication expenses,” must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties

The U.S. federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determination of tax basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. Any unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him or her plus his or her share of our nonrecourse liabilities. Because the amount realized includes any unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us that in the aggregate were in excess of cumulative net taxable income attributable to a common unit and, therefore, decreased any unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his or her original cost.

Except as noted below, gain or loss recognized by any unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than 12 months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to Section 751 Assets. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, any unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his or her entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, any unitholder will be unable to select high or low tax basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he or she may designate specific common units sold for purposes of determining the holding period of units transferred. Any unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. Any unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his or her tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, our taxable income and losses will be determined for each taxable period, will be prorated on a monthly basis and will be subsequently apportioned among our unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among our unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, any unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that permit publicly traded partnerships to use a monthly simplifying convention that is similar to ours, but they do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Jones Day is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If our method were found to be inappropriate by the IRS or a court of law, our taxable income or losses might be reallocated among the unitholders.

We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year. We do not currently plan to change our method of allocation.

Any unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements

Any unitholder who sells any of his or her units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of U.S. federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets.

Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “—Tax Consequences of Unit Ownership—Section 754 Election,” Jones Day has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units. Employee benefit plans and most other organizations exempt from U.S. federal income tax, including IRAs and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Virtually all of our income allocated to any unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the U.S. because of the ownership of units. As a consequence, they will be required to file U.S. federal income tax returns to report their share of our income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at the highest applicable effective tax rate. In addition, distributions to foreign unitholders will also be subject to a 10.0% withholding tax on the amount of any distribution in excess of our cumulative net income. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, Form W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30.0%, in addition to regular U.S. federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” (as defined in Section 884(c) of the Internal Revenue Code) that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent that the gain is effectively connected with a U.S. trade or business.

The transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10.0% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person. While the determination of a partner’s “amount realized” generally includes any decrease of a partner’s share of the partnership’s liabilities, the Treasury Regulations provide that the “amount realized” on a transfer of an interest in a publicly traded partnership, such as our common units, will generally be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and thus will be determined without regard to any decrease in that partner’s share of a publicly traded partnership’s liabilities. The Treasury Regulations provide that the obligation to withhold on a transfer of interests in a publicly traded partnership that is effected through a broker is imposed on the transferor’s broker. Current and prospective foreign unitholders should consult their tax advisors regarding the impact of these rules on an investment in our units.

Moreover, under the Foreign Investment in Real Property Tax Act, a foreign unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he or she owned (directly or constructively applying certain attribution rules) more than 5.0% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50.0% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the units or the five-year period ending on the date of disposition. Currently, more than 50.0% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to U.S. federal income tax on gain from the sale or disposition of their units.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his or her share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Jones Day can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our U.S. federal income tax returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his or her U.S. federal income tax return. Any audit of any unitholder’s U.S. federal income tax return could result in adjustments not related to our U.S. federal income tax returns in addition to those related to our U.S. federal income tax returns.

Partnerships generally are treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners.

We are required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative has the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. Actions taken by us or by the Partnership Representative on our behalf with respect to such matters will be binding on us and all of our unitholders. Our general partner has been designated as the Partnership Representative.

In addition, if the IRS makes audit adjustments to our income tax returns, the IRS may collect any resulting taxes (including any applicable penalties and interest) directly from us. We will generally have certain limited rights to shift any such tax liability to our general partner and our unitholders in accordance with their interests in us during the year under audit, but there can be no assurance that we will be able to do so (or choose to do so) under all circumstances. If we are required to make payments of taxes, penalties and interest resulting from audit adjustments, our cash available for distribution to our general partner and our unitholders might be substantially reduced.

Additional Withholding Requirements

Additional withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Internal Revenue Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States, which we refer to as “FDAP Income,” or gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the United States paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements.

The withholding provisions described above generally apply to all payments of FDAP Income and to payments of relevant gross proceeds. The IRS has issued proposed Treasury Regulations that would eliminate the application of this regime with respect to payments of gross proceeds (but not payments of FDAP Income). Pursuant to the preamble of these proposed Treasury Regulations, we or any other applicable withholding agent may (but are not required to) rely on this proposed change until final regulations are issued or until such proposed regulations are rescinded. Each prospective unitholder should consult his or her own tax advisor regarding the applicability of these withholding provisions to an investment in our common units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	information about whether the beneficial owner is:

—	a person that is not a U.S. person;

—	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

—	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•

specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty per failure, with a significant maximum penalty per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

A penalty equal to 20.0% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year generally exists if the amount of the understatement exceeds the greater of 10.0% of the tax required to be shown on the U.S. federal income tax return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the tax return:

•	for which there is, or was, “substantial authority”; or

•	as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the tax return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our U.S. federal income tax return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their U.S. federal income tax returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which we do not believe includes us, or any of our investments, plans or arrangements.

A substantial valuation misstatement exists if (a) the value of any property, or the adjusted tax basis of any property, claimed on a tax return is 150.0% or more of the amount determined to be the correct amount of the valuation or adjusted tax basis, (b) the price for any property or services (or for the use of property) claimed on any such tax return with respect to any transaction between persons described in Section 482 of the Internal Revenue Code is 200.0% or more (or 50.0% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10.0% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a tax return is 200.0% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40.0%. We do not anticipate making any valuation misstatements.

In addition, the 20.0% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40.0%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

Reportable Transactions

If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts above certain thresholds (generally in excess of $2.0 million in any single year, or $4.0 million in a combination of years). Our participation in a reportable transaction could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “—Administrative Matters—Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following additional consequences:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “—Administrative Matters—Accuracy-Related Penalties”;

•	for those persons otherwise entitled to deduct interest on U.S. federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”

Legislative Developments

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be retroactively applied, and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted by Congress or promulgated by the IRS and the U.S. Department of the Treasury. However, it is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units.

Tax Consequences of Ownership of Debt Securities or Other Units Representing Limited Partnership Interests

A description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of debt securities or other units representing limited partner interests will be set forth in the prospectus supplement relating to the offering of such securities.

STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES

In addition to U.S. federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective common unitholder should consider their potential impact on his or her investment in us. We currently conduct and/or are registered to transact business in more than 30 states. Many of these states currently impose an income tax on corporations and other entities. Many of these states also impose a personal income tax on individuals. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file an income tax return and pay income taxes in some jurisdictions because your income from that jurisdiction falls below the applicable threshold to trigger a filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold an amount equal to a percentage of income from amounts distributed to a common unitholder who is not a resident of the jurisdiction. Our withholding, whether in an amount which is greater or less than a particular common unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident common unitholder from the obligation to file an income tax return in such jurisdiction. Amounts withheld will be treated as if distributed to common unitholders for purposes of determining the amounts distributed by us. Please read “Material U.S. Federal Income Tax Consequences —Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each common unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his or her investment in us. Accordingly, each prospective common unitholder is urged to consult his or her own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each common unitholder to file all state, local and foreign, as well as U.S. federal income tax returns, that may be required of him or her. Jones Day has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

INVESTMENT IN MPLX LP BY EMPLOYEE BENEFIT PLANS

This summary regarding certain aspects of ERISA and the Internal Revenue Code is based on ERISA, the Internal Revenue Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus. This summary is general in nature and does not address every issue pertaining to ERISA and the Internal Revenue Code that may be applicable to us, the securities described in this prospectus or a particular investor. Accordingly, each prospective investor, including plan fiduciaries, should consult with his, her or its own advisors or counsel with respect to the advisability of an investment in the securities, and potentially adverse consequences of such investment, including, without limitation, certain ERISA-related issues that affect or may affect the investor with respect to this investment and the possible effects of changes in the applicable laws.

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and the restrictions imposed by Section 4975 of the Internal Revenue Code and provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code or ERISA, collectively, “Similar Laws.” For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension and profit-sharing plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs or annuities established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements, which we refer to collectively as “Employee Benefit Plans.” Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA or any other applicable Similar Laws;

•	whether in making the investment, the plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA or any other applicable Similar Laws;

•

whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read “Material Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors”; and

•	whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA and the Internal Revenue Code or any other applicable Similar Laws.

The person with investment discretion with respect to the assets of an Employee Benefit Plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

An investor who is considering acquiring the securities that this prospectus describes with the assets of an Employee Benefit Plan must also consider whether the acquisition and holding of the securities will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Internal Revenue Code prohibit certain transactions that involve an Employee Benefit Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to such plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the securities) or extensions of credit between an Employee Benefit Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Internal Revenue Code generally prohibit a fiduciary with respect to an Employee Benefit Plan from dealing with the assets of such plan for its own benefit (for example when a fiduciary of an Employee Benefit Plan uses its position to cause such plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).

ERISA and the Internal Revenue Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Internal Revenue Code. Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption, or “PTCE,” 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition of the common units, even if the specified conditions are met. Under Section 4975 of the Internal Revenue Code, excise taxes or other liabilities may be imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such).

In addition to considering whether the purchase of the securities that this prospectus describes is a prohibited transaction, a fiduciary should consider whether the Employee Benefit Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner would also be a fiduciary of such Employee Benefit Plan and our operations would be subject to the regulatory restrictions of ERISA as well as the prohibited transaction rules of the Internal Revenue Code and ERISA or any other applicable Similar Laws.

The Department of Labor regulations and Section 3(42) of ERISA provide guidance with respect to whether, in certain circumstances, the assets of an entity in which Employee Benefit Plans acquire equity interests would be deemed “plan assets.” Under these rules, an entity’s assets would not be considered to be “plan assets” if, among other things:

(a) the equity interests acquired by the Employee Benefit Plan are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, are freely transferable and are registered under certain provisions of the federal securities laws;

(b) the entity is an “operating company,”—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries;

(c) there is no significant investment by “benefit plan investors,” which is defined to mean that less than 25.0% of the value of each class of equity interest, disregarding any such interests held by our general partner, its affiliates and some other persons, is held generally by Employee Benefit Plans.

Our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in (a) and/or (b) above. However, there can be no assurances of that result. As a result, each Employee Benefit Plan that invests in the securities that this prospectus describes have the exclusive responsibility for ensuring, and will be deemed (and in certain cases may be required), to represent, that their acquisition and holding of such securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Internal Revenue Code or applicable Similar Laws. The sale of any security to an Employee Benefit Plan is in no respect a representation or recommendation by us or any of our respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Employee Benefit Plan or that such investment is appropriate or advisable for any such Employee Benefit Plan.

As a general rule, a governmental plan, as defined in Section 3(32) of ERISA, or a “Governmental Plan,” a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Internal Revenue Code, or a “Church Plan,” and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, or a “non-U.S. Plan,” are not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. Although a Governmental Plan, a Church Plan or a non-U.S. Plan is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, it may be subject to Similar Law. A fiduciary of a Government Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the debt securities and/or common units satisfies the requirements, if any, under any applicable Similar Law.

The foregoing discussion of issues arising for employee benefit plan investments under ERISA and the Internal Revenue Code is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. In light of the serious penalties imposed on persons who engage in prohibited transactions or other violations, plan fiduciaries contemplating a purchase of debt securities and/or common units should consult with their own counsel regarding the consequences under ERISA, the Internal Revenue Code and other Similar Laws.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters. The prospectus supplement for any offering may set forth, among other things, the following information:

•	the terms of the offering;

•	the name or names of the underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the price at which the securities will be offered to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We will fix a price of the securities offered at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices based upon historical market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

We will pay or allow underwriters’, distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved.

Sale Through Underwriters or Dealers

We will sell any securities offered under this prospectus through underwriters. The underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change the public offering price of securities offered from time to time and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Unless otherwise stated in the prospectus supplement, each series of offered securities will be a new issue, and, other than our common units, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

The Financial Industry Regulatory Authority, which we refer to as FINRA, views our common units as interests in a direct participation program. Accordingly, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Conduct Rules.

LEGAL MATTERS

Jones Day will pass upon the validity of the securities being offered hereby. Jones Day will also render an opinion on the material U.S federal income tax considerations regarding the common units. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters or agents participating in such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting as of December 31, 2025, due to the exclusion of Northwind Delaware Holdings LLC because it was acquired by the Partnership in a purchase business combination during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MPLX LP

$      % Senior Notes due

$      % Senior Notes due

$      % Senior Notes due

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

TD Securities	Goldman Sachs & Co. LLC

J.P. Morgan	SMBC Nikko	Wells Fargo Securities

The date of this prospectus supplement is     , 2026.